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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2019 Notice of Annual Meeting of Shareholders and Proxy Statement

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

January     , 2019

Dear Fellow Shareholders:

You are cordially invited to attend Cubic Corporation's 2019 Annual Meeting of Shareholders to be held in the Main Conference Room at the Headquarters of the Company, at 9333 Balboa Avenue, San Diego, California 92123, on February 18, 2019, at 11:30 a.m. Pacific Time. The formal notice and proxy statement follow. The Company's 2018 Annual Report is enclosed.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to read the proxy statement carefully and to vote by telephone or Internet, or by signing and returning the enclosed proxy.

On behalf of the Board of Directors, thank you for your continued support of Cubic Corporation.

Sincerely yours,

Bradley H. Feldmann

Chairman of the Board, President and Chief Executive Officer

PARTICIPATE IN THE FUTURE OF CUBIC
CORPORATION; CAST YOUR VOTE RIGHT AWAY

It is very important that you vote. New York Stock Exchange ("NYSE") rules state that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

Proposals which require your vote

		More information	Board recommendation

PROPOSAL 1	Election of nine directors	Page 3	FOR each nominee

PROPOSAL 2	Approval, on an advisory basis, of Cubic Corporation's named executive officer compensation	Page 15	FOR

PROPOSAL 3	Approval of Amendments to the Amended and Restated Certificate of Incorporation of Cubic Corporation	Page 37	(See Below)

PROPOSAL 3(a)	Approval of Amendments to the Amended and Restated Certificate of Incorporation of Cubic Corporation to Eliminate Supermajority Voting Requirements for Certain Business Combinations.	Page 38	FOR

PROPOSAL 3(b)
	Approval of Amendments to the Amended and Restated Certificate of Incorporation of Cubic Corporation to Eliminate Supermajority Voting Requirements for the Board of Directors to Amend Cubic Corporation's Bylaws to Change the Authorized Number of Directors.	Page 38	FOR

PROPOSAL 3(c)
	Approval of Amendments to the Amended and Restated Certificate of Incorporation of Cubic Corporation to Eliminate Supermajority Voting Requirements for Shareholders to Amend Cubic Corporation's Bylaws.	Page 39	FOR

PROPOSAL 3(d)
	Approval of Amendments to the Amended and Restated Certificate of Incorporation of Cubic Corporation to Eliminate Supermajority Voting Requirements for Amendments to Certain Provisions of the Amended and Restated Certificate of Incorporation of Cubic Corporation.	Page 39	FOR

PROPOSAL 4	Approval of the amendment and restatement of the Cubic Corporation 2015 Incentive Award Plan	Page 40	FOR

PROPOSAL 5	Ratification of Ernst & Young LLP as Cubic Corporation's independent public accountant for 2019	Page 48	FOR

Vote right away

Even if you plan to attend this year's meeting, it is a good idea to vote your shares now, before the meeting, in the event your plans change. Whether you vote by internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By internet using your computer	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.
YOU MAY ALSO VOTE BY
TELEPHONE OR ONLINE. SEE
ATTACHED INSTRUCTIONS FOR VOTING.

Notice of Annual Meeting

The 2019 Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Company, 9333 Balboa Avenue, San Diego, California 92123, on February 18, 2019, at 11:30 a.m. Pacific Time, for the following purposes:

1.
To elect nine directors for the ensuing year: Prithviraj Banerjee, Bruce G. Blakley, Maureen Breakiron-Evans, Bradley H. Feldmann, Edwin A. Guiles, Janice M. Hamby, David F. Melcher, Steven J. Norris and John H. Warner, Jr.;
2.
To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers;
3.
To consider and vote upon Amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate")

3(a).	To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for certain business combinations.
3(b).
To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for the Board of Directors to amend the Company's Bylaws to change the authorized number of directors.
3(c).	To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for shareholders to amend the Company's Bylaws.
3(d).	To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for amendments to certain provisions of the Certificate.
4.
To consider and vote on the amendment and restatement of the Cubic Corporation 2015 Incentive Award Plan;
5.
To confirm the selection of Ernst & Young LLP as the Company's independent registered public accountants for fiscal year 2019; and
6.
To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Only shareholders of record at the close of business on December 19, 2018 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

James R. Edwards

Secretary

San Diego, California
 January     , 2019

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

Proxy Statement

We encourage your personal attendance.

Proxies in the form enclosed and/or as shown at www.proxyvote.com are solicited by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 18, 2019, and at any adjournments or postponements of the meeting. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Cubic Corporation ("Cubic" or the "Company") a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 18, 2019.

This proxy statement and our Annual Report are available electronically at www.proxyvote.com.

OUTSTANDING SHARES AND VOTING RIGHTS

A quorum of shareholders is required. A quorum exists if a majority of the common shares issued and outstanding and entitled to vote are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. 31,132,991 shares of our common stock were outstanding at December 19, 2018, which is the record date for voting.

Each holder of common shares is entitled to one vote for each share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Advisory votes are not binding, but the Board will consider the outcome of such votes when making future decisions.

If you are a beneficial holder and do not provide specific voting instructions to your broker, we expect that the organization that holds your shares will not be authorized to vote your shares, which would result in "broker non-votes," on proposals other than Proposal 5 ratifying the selection of Ernst & Young LLP as the Company's independent public accountant for 2019. However, whether brokers have discretion to vote on matters is ultimately up to the New York Stock Exchange (which regulates certain banks, brokers and other nominees), and the New York Stock Exchange may make a determination that is different from what we expect to be the case. If that occurs, brokers may be able to vote your shares on matters on which we do not expect them to have discretion to vote. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder to ensure your shares are voted in the manner in which you want them voted.

Broker non-votes count to determine a quorum but otherwise have no effect and are not counted towards the vote total for any proposal; however, for Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d), broker non-votes will have the same effect as "Against" votes. Proxies without authority to vote will also not be counted in votes cast. In Proposal 1, nominees for Director are to be elected by an affirmative vote of a majority of the votes cast in favor of such nominee's election. Any incumbent nominee for Director who does not receive an affirmative vote of a majority of the votes cast in favor of such nominee must promptly tender his or her resignation after the Annual Meeting. Proposals 2 and 4 require an affirmative vote of a majority of shares having voting power, present in person or represented by proxy. Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d) each require an affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all outstanding shares of voting stock of the Company entitled to vote at the meeting.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

The approximate date on which the proxy statement and form of proxy are first being sent to shareholders is January     , 2019.

OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of December 19, 2018 for:

•
each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

•
each of our directors and nominees;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares shown below.

For the purpose of calculating the percentage of shares beneficially owned by any shareholder, this table lists applicable percentage ownership based on 31,132,991 shares of common stock outstanding as of December 19, 2018.

Unless otherwise indicated below, the address for each named director and executive officer is c/o Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123.

2    CUBIC CORPORATION – 2019 Proxy Statement

OWNERSHIP OF COMMON STOCK

Name of Beneficial Owner	Shares beneficially owned	Percent Owned (%)

5% Shareholders
BlackRock Institutional Trust Company, N.A.(1)	4,245,358	13.6
T. Rowe Price Associates, Inc.(2)	3,261,039	10.5
The Vanguard Group(3)	2,466,422	7.9
Directors and Executive Officers
Bradley H. Feldmann(4)	50,243	*
Anshooman Aga	1,453	*
Prithviraj Banerjee	0	0
Bruce G. Blakley(5)	13,046	*
Maureen Breakiron-Evans	1,742	*
David H. Buss	2,521	*
Matthew J. Cole	8,033	*
Edwin A. Guiles	13,411	*
Janice M. Hamby	3,191	*
David F. Melcher	2,253	*
Steven J. Norris	4,804	*
Michael R. Twyman	13,801	*
John H. Warner, Jr.	26,886	*
All directors and executive officers as a group (16 persons)	159,469	*

*
Less than 1%

(1)
Based solely on information made available to Cubic through the NYSE as of September 30, 2018. BlackRock Institutional Trust Company N.A., 400 Howard Street, San Francisco, CA 94105.

(2)
Based solely on information made available to Cubic through the NYSE as of September 30, 2018. The address of T. Rowe Price Associates, Inc., is 100 East Pratt Street, Baltimore, MD 21202.

(3)
Based solely on information made available to Cubic through the NYSE as of September 30, 2018. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)
Includes 33 shares held in the Feldmann Family Trust Dated 04/20/12. Mr. Feldmann shares voting and investment powers over such shares as one of the two co-trustees of such trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 3,050 shares held in Mr. Feldmann's IRA and 1,264 shares held indirectly through Mr. Feldmann's 401(k).

(5)
Includes 8,971 shares held in the Blakley Living Trust dtd 2/9/16. Mr. Blakley has voting and investment power over such shares as the trustee of such trust, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 190 shares held indirectly through Mr. Blakley's IRA account.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors ("Board") has nine members who are to be elected by a majority vote at the Annual Meeting, each to hold office for one year and until his or her successor is elected. The Nominating and Corporate Governance Committee and the Board have recommended the election of the nine directors listed below. Eight nominated directors are independent ("Independent Directors") and one is an executive employee of the Company. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the listed directors, in accordance with this proxy authorization. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a director, in such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the Board.

CUBIC CORPORATION – 2019 Proxy Statement        3

THE BOARD OF DIRECTORS

Corporate Governance

The Company's Corporate Governance Guidelines and the Charters of the Audit and Compliance Committee, the Executive Compensation Committee, the Nominating and Corporate Governance Committee, the Classified Business Oversight Committee, the Technology Strategy Committee and the Ethics and Corporate Responsibility Committee, the Ethical Conduct Policies, including those applicable to our principal executive, financial and accounting officers, and our Employee Conflicts of Interest Policy, are all available on our website: cubic.com/Investor-Relations/Corporate-Governance. The information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Director Continuing Education

Upon joining the Board, directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors may attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the strategy and operating plan of each of the business segments and the Company as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Director Compensation

The following table represents the annualized retainer fees paid to each of the directors for service on the Board and on various committees of the Board. Based on an evaluation in October 2018 by Radford, a business unit of Aon plc, our Executive Compensation Committee's independent compensation consultant and the evolving requirements for service, base retainers were increased for certain of the roles as noted in the table. The changes to director compensation were recommended by the independent compensation consultant after a review of the Company's peers.

Annualized Retainer	FY 2018	FY 2019

Director Base	$50,000	$60,000
Independent Lead Director Base	$75,000	$85,000
Audit and Compliance Committee Chair	$20,000	$24,000
Audit and Compliance Committee Member	$10,000	$12,000
Classified Business Oversight Committee Chair	$5,000	$5,000
Classified Business Oversight Committee Member	$5,000	$5,000
Ethics and Compliance Committee Chair	$10,000	$10,000
Ethics and Compliance Committee Member	$5,000	$5,000
Executive Compensation Committee Chair	$15,000	$15,000
Executive Compensation Committee Member	$7,500	$7,500
Nominating and Governance Committee Chair	$10,000	$10,000
Nominating and Governance Committee Member	$5,000	$5,000
Technology Strategy Committee Chair	–	$10,000
Technology Strategy Committee Member	–	$5,000

Non-employee directors also participate in the Company's equity plans. In fiscal year 2018, each non-employee director other than General Melcher and Dr. Banerjee received an award of 1,222 restricted stock units ("RSUs"). General Melcher received 972 RSUs in fiscal year 2018. Dr. Banerjee did not receive RSUs during fiscal year 2018 as he was named to the Board the last month of the fiscal year. The non-employee directors' awards, other than General Melcher's, vest in two equal installments on each of October 1, 2018 and 2019. Of General Melcher's RSUs awarded in fiscal 2018, 37% vested on October 1, 2018 and 63% will vest on October 1, 2019. All of the non-employee directors' RSUs will also vest in full upon a change in control of the Company.

Employee directors receive no additional compensation for their service as directors. All non-employee directors are reimbursed for travel expenses.

Directors are also allowed to defer some or all of their cash compensation. Two directors elected to defer all of their cash compensation and one director elected to defer 50% of the cash compensation received during fiscal year 2018.

Our directors are also subject to stockholding guidelines to further align the interests of directors with the Company's shareholders, as well as a policy against engaging in hedging transactions with respect to Company stock, as described further below under "Executive Compensation and Other Information – Ownership Guidelines" and "Executive Compensation and Other Information – Anti-Hedging Policy."

Director Compensation
Fiscal Year 2018

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for fiscal year 2018.

4    CUBIC CORPORATION – 2019 Proxy Statement

THE BOARD OF DIRECTORS

Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)

Prithviraj Banerjee(4)	5,569	–	–	5,569
Bruce G. Blakley	77,500	75,000	–	152,500
Maureen Breakiron-Evans	65,000	75,000	–	140,000
Edwin A. Guiles	100,000	75,000	–	175,000
Janice M. Hamby	66,250	75,000	–	141,250
David F. Melcher	39,319	59,375	–	98,694
Steven J. Norris	75,000	75,000	–	150,000
John H. Warner, Jr	80,000	75,000	–	155,000
Walter C. Zable(5)	31,250	75,000	–	106,250

(1)
Mr. Feldmann, who served as an executive director during fiscal year 2018, received no additional compensation for his service as a director during that time and is not included in this table.

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the RSUs granted in fiscal year 2018. These amounts generally reflect the amount that the Company expects to expense in its financial statements over the award's vesting schedule, and do not correspond to the actual value that will be realized by the directors. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the SEC. The aggregate number of RSUs outstanding as of September 30, 2018 held by each non-employee director was as follows: Mr. Blakley (2,037); Ms. Breakiron-Evans (1,934); Mr. Guiles (2,037); Admiral Hamby (2,037); General Melcher (972); Mr. Norris (2,037); Dr. Warner (2,037).

(3)
In fiscal year 2018, three of the non-employee directors elected to participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan. Earnings are not reported in the non-employee director Compensation Table because the earnings are not above market or preferential.

(4)
Dr. Banerjee was named a director on September 1, 2018.

(5)
Mr. Zable's service as a director ended on February 19, 2018 and the 2018 award was forfeited.

Meetings

The Board met seven times during fiscal year 2018. During that year, each director attended at least 75% of the total number of meetings held during such director's term of service by the Board and each committee of the Board on which such director served. Non-employee directors regularly meet without management present at the conclusion of each regular Board meeting and the Audit and Compliance Committee meetings and at other times as necessary. During fiscal year 2018, the Lead Independent Director, Mr. Guiles, chaired these sessions for the Board, and Mr. Blakley chaired these sessions for the Audit and Compliance Committee.

The Board encourages its members to attend the Annual Meeting of Shareholders. The 2018 Annual Meeting was attended by all directors.

The Board Recommends You Vote "FOR" Each Of The Nine Nominees Listed Below.

Management Director

Bradley H. Feldmann, 57, director since 2014.

Independent Directors

The Nominating and Corporate Governance Committee has determined and the Board has agreed that all directors nominated except Mr. Feldmann meet the independence standards of the NYSE and the categorical independence standards adopted by the Company's Board as defined in the Company's Corporate Governance Guidelines.

Special Board Qualifications

The Nominating and Corporate Governance Committee and the Board believe the nominees are qualified to serve and should be elected in light of our business and structure because of the following specific experience, qualifications, attributes or skills.

CUBIC CORPORATION – 2019 Proxy Statement        5

THE BOARD OF DIRECTORS

Name of Director	Prithviraj Banerjee	Bruce G. Blakley	Maureen Breakiron Evans	Bradley H. Feldmann	Edwin A. Guiles	Janice M. Hamby	David F. Melcher	Steven J. Norris	John H. Warner, Jr.

Tenure-Years	0	11	2	5	10	4	1	5	11

Age-Years	58	73	68	57	69	60	64	73	77

Career Business Experience

CEO, President or CFO Experience			•	•	•		•	•

COO, CAO, CIO, GC/CS, Audit Co. Partner Experience	•	•	•	•		•			•

Transportation Industry Experience		•	•	•				•

Defense Industry Experience	•	•		•		•	•		•

U.S. Federal/Muni Gov. Business Experience	•	•	•	•	•	•	•		•

International Business Experience	•	•	•	•		•	•	•	•

Commercial Business Experience	•	•	•	•	•		•	•

Innovation/R&D Experience	•		•	•	•		•	•	•

Finance/M&A Experience	•	•	•	•	•		•	•	•

Financial Expert (Meets SEC, NYSE or ISS Reqs.)		•	•	•	•		•

Hardware Product/Manufacturing Experience	•	•		•			•	•	•

Information Technology/Cyber/Big Data Experience	•		•	•		•	•	•	•

Business Transformation/ERP Experience	•		•	•	•	•	•		•

Talent Management & Deployment Experience	•	•	•	•	•	•	•	•	•

6    CUBIC CORPORATION – 2019 Proxy Statement

THE BOARD OF DIRECTORS

Bradley H. Feldmann Director since 2014 Chairman Committees: • Classified Business Oversight Committee

Background:
Mr. Feldmann was named Chairman of the Board of Directors of Cubic in February 2018 and has served as Chief Executive Officer ("CEO") of Cubic since July 2014, and as President since January 2013. He also served as Chief Operating Officer of Cubic from January 2013 to July 2014. Prior to that, he was President of the companies comprising the Cubic Defense Systems segment, a role he assumed in 2008. He previously worked at Cubic Defense Systems from 1989 to 1999.
Prior to rejoining Cubic in 2008, Mr. Feldmann held senior leadership positions at OMNIPLEX World Services Corporation and ManTech International. He is a Board Leadership Fellow of the National Association of Corporate Directors, a member of the Aerospace Industries Association Board of Governors and serves on its Executive Committee, and is a member of the Board of the National Defense Industrial Association, and serves on their Executive Committee and as Chair of the Finance Committee. He also serves on the Board of UrbanLife, a non-profit organization, as Chair of the Finance Committee.

Qualifications:
Mr. Feldmann's experience in the defense and transportation industry as well as his leadership of the Company in recent years and history of executive management at similar companies provide him with the background to hold the role of Chairman of the Board.

Prithviraj Banerjee, Ph.D. Director since 2018 Independent Committees: • Technology Strategy Committee (Chair) • Executive Compensation Committee

Background:
Dr. Banerjee was appointed to the Board in September 2018, and serves as a member of the Executive Compensation Committee and as Chair of the Technology Strategy Committee. He joined ANSYS Corporation as Chief Technology Officer in October 2018, and prior to that, served as a senior client partner for Korn Ferry from June 2017 to October 2018. Prior to his role at Korn Ferry, Dr. Banerjee was the executive vice president and chief technology officer for Schneider Electric SE from September 2015 to June 2017, and in several senior leadership roles including managing director of global technology R&D at Accenture plc from 2013 to 2015; chief technology officer and executive vice president of ABB Ltd. from 2012 to 2013; and senior vice president of research and director of HP Labs at Hewlett-Packard.
Dr. Banerjee founded AccelChip, a developer of products and services for electronic design automation in 2000 and BINACHIP, where he was also chairman and chief scientist in 2006. He has also served as dean of the College of Engineering at the University of Illinois at Chicago, Walter P. Murphy professor and chairman of electrical and computer engineering ("ECE") at Northwestern University and professor of ECE at the University of Illinois. Since 2013 Dr. Banerjee has also served on the Board of Directors of Cray Inc., a company that specializes in supercomputers and solutions for storage and analytics.

Qualifications:
Dr. Banerjee's public, private and academic experience and extensive expertise in the IT field, particularly in research and development, provide him with the background to be a key contributor as a member of our Board.

Bruce G. Blakley Director since 2008 Independent Committees: • Audit and Compliance Committee (Chair & Financial Expert) • Executive Compensation Committee

Background:
Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner in the San Diego office of the national accounting firm Coopers & Lybrand (PricewaterhouseCoopers since 1998). He was employed there in auditing private and public companies and consulting with their boards of directors and executives for 32 years until his retirement in 2005. He maintains his CPA license, teaches at the University of California, San Diego, and serves as a director of a privately held manufacturing company. He previously served as a director and chair of the Audit Committee of Excel Trust, Inc. from April 2010 to August 2015 and as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets, including as Chair of its Finance, Audit and Executive Committees, and as a Director of The San Diego Foundation for 14 years. Mr. Blakley is a Board Leadership Fellow of the National Association of Corporate Directors.

Qualifications:
Mr. Blakley's public, private and non-profit business experience and his academic experience provide him with the background to be a key contributor as a member of our Board, particularly regarding financial matters of Cubic.

CUBIC CORPORATION – 2019 Proxy Statement        7

THE BOARD OF DIRECTORS

Maureen Breakiron-Evans Director since 2017 Independent Committees: • Nominating and Corporate Governance Committee • Technology Strategy Committee • Audit and Compliance Committee (Financial Expert)

Background:
Ms. Breakiron-Evans was elected to the Board in 2017 and serves on the Nominating and Corporate Governance Committee, the Technology Strategy Committee and on the Audit and Compliance Committee as one of the Financial Experts. She served as the Chief Financial Officer of Towers Perrin, a global professional services company from 2007 through 2008. Prior to that she was Vice President and General Auditor of CIGNA Corporation, a health services organization, from 2005 to 2006, and was Executive Vice President and Chief Financial Officer of Inovant, LLC, VISA's captive technology development and transaction processing company from 2001 to 2004. She served 16 years in public accounting, ultimately as a partner at Arthur Andersen LLP through 1994.
Ms. Breakiron-Evans currently serves on the Boards of Cognizant Technology Solutions Corp., where she serves as Chair of the Audit Committee and on the Nominating and Corporate Governance Committee; Ally Financial, Inc., where she serves on the Audit Committee and Digital Transformation Committee. She recently served on the Heartland Payment Systems, Inc. board, where she served as Chair of the Audit Committee until its sale in April 2016. She received an NACD Cyber Security Certificate in 2017 and is a Board Leadership Fellow of the National Association of Corporate Directors.

Qualifications:
Ms. Breakiron-Evans' experience with Arthur Andersen & Co. as an Audit Partner provides the Board with a strong command of the financial reporting and tax issues facing public companies. Her years as chief financial officer or other executive officer at various companies offer valuable leadership, technology, financial and risk management experience to the Board.

Edwin A. Guiles Director since 2008 Lead Independent Director Committees: • Executive Compensation Committee (Chair) • Audit and Compliance Committee (Financial Expert)

Background:
Mr. Guiles has served as Lead Independent Director since February 2017. He retired in 2009 as Executive Vice President – Corporate Development of Sempra Energy, a Fortune 400 company. From 2000 to 2006 Mr. Guiles was Chair and CEO of Sempra Energy's utilities San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company. He held a variety of management positions since joining SDG&E in 1972. At SDG&E he held increasingly important jobs including managing its natural gas pipeline transmission system, and administration of its 20% ownership interest in the San Onofre Nuclear Generating System. Since 2008, he has also been a director of the California Water Service Group, where he serves on the Audit and the Compensation Committees and chairs the Finance and Risk Management Committee.

Qualifications:
With his experience as an executive in a highly regulated industry, Mr. Guiles brings unique governmental, risk management, and general management and operations related experience to the Board. Mr. Guiles' public and non-profit business experience provides him with the background to provide critical insight as a member of the Board, particularly regarding financial, risk and government related matters for Cubic.

Janice M.
Hamby, Ph.D.

Director since 2015

Independent

Committees:

•

Classified Business Oversight Committee (Chair)

•

Executive Compensation Committee

•

Ethics and Corporate Responsibilities Committee

•

Technology Strategy Committee

Background:
Admiral Hamby has served on the Board since 2015 and chairs the Classified Business Oversight Committee and serves on the Executive Compensation Committee, the Ethics and Corporate Responsibilities Committee and the Technology Strategy Committee. Admiral Hamby retired as a U.S. Navy Rear Admiral in 2012, and is an information technology expert with more than 30 years of experience in the U.S. Navy cybersecurity arena, most recently as a deputy chief information officer for the U.S. Department of Defense from 2011 to 2012. Prior to that she served as vice director, Command, Control, Computers and Communications for the Joint Chiefs of Staff.
She subsequently served as the Chancellor at the College of Information and Cyberspace, National Defense University in Washington, D.C., from October 2014 until July 2015. Admiral Hamby served twice as commanding officer of critical telecommunications and technology services organizations, on the staff of the chairman of the Joint Chiefs of Staff, and commander of Multi-National Force in Iraq.

Qualifications:
Admiral Hamby's background in directing and implementing cyber security systems in complex organizations as well as her leadership abilities provide her with the background to be a key contributor as a member of our Board.

8    CUBIC CORPORATION – 2019 Proxy Statement

THE BOARD OF DIRECTORS

David F.
Melcher

Director since 2018

Independent

Committees:

•

Executive Compensation Committee

•

Nominating and Governance Committee

•

Technology Strategy Committee

•

Classified Business Oversight Committee

Background:
General Melcher served as the President and CEO of the Aerospace Industries Association from June 2015 through the end of December 2017, and currently is on the FAA's NextGen Advisory Council. From 2011 to 2015, he was President, CEO and a member of the Board of Directors of Exelis Inc., a diversified, global aerospace defense, information and technology services company, spun off from ITT Corporation in 2011 and acquired by Harris Corporation in 2015. From 2008 to 2011, he was the President of ITT's Defense and Information Solutions business, and retired from the Army as a Lieutenant General in 2008 after a successful 32 year career. He served in the Pentagon as the Army's Military Deputy for Budget and Deputy Chief of Staff for Programs.
General Melcher served on the board of directors of CR Bard Corporation since 2014 and was a member of the Audit, Finance and Compensation and Personnel Committees. Beckton Dickinson and Co ("BD") acquired CR Bard on December 29, 2017 and General Melcher was appointed to serve on BD's Board of Directors as of that date, and on the Audit and Compensation and Management Development Committees.

Qualifications:
General Melcher's leadership and experience with military programs and budgeting, his knowledge of engineering and his background as a CEO and President provide the basis for significant contributions to the Board.

Steven J. Norris Director since 2014 Independent Committees: • Ethics and Corporate Responsibility Committee (Chair) • Nominating and Corporate Governance Committee • Audit and Compliance Committee

Background:
Mr. Norris is a recognized authority on transport and infrastructure issues. Before joining the Cubic Board in 2014, he served as a member of the Cubic Transportation Systems, Inc. ("CTS") strategic advisory board from 2012 to 2014. He is the chair of Soho Estates, one of the largest real estate operations in the United Kingdom, and was appointed chairman of Driver Group PLC in March 2015, and was appointed as a director of Optare PLC in August 2014. He also serves as the president of ITS UK, the sister organization of ITS US, which represents transport technology business in their respective countries.
Mr. Norris became a Member of Parliament in 1983 and remained in government service until 1997. While serving as parliamentary undersecretary of state for transport and minister for transport in former Prime Minister Sir John Major's government, Norris was responsible for the Jubilee Line Extension, the largest extension of the London Underground network to date. He is also a former member of the Board of Transport for London which operates the London public transit system.

Qualifications:
Mr. Norris's global experience in business with a focus in the transportation industry provides key knowledge and background as a member of the Board.

CUBIC CORPORATION – 2019 Proxy Statement        9

THE BOARD OF DIRECTORS

John H.
Warner, Jr., Ph.D.

Director since 2007

Independent

Committees:

•

Nominating and Corporate Governance Committee (Chair)

•

Audit and Compliance Committee

•

Ethics and Corporate Responsibility Committee

•

Classified Business Oversight Committee

Background:
Dr. Warner retired in June 2007 from Science Applications International Corporation ("SAIC") where he was a director for 18 years and Executive Vice President and Chief Administrative Officer, having begun employment there in 1973. Dr. Warner also served six years as a member of the Board of Trustees for Scripps Health, a $2.5 billion per year San Diego healthcare company. He chaired its Compensation and Human Resources Committee and was a member of its Finance and Investment Committees. He currently serves on the board of directors of TREX Enterprises, a small private defense and homeland security R&D company, where he is a member of the Audit Committee, and ICW Group Holdings, Inc., a private insurance company, where he also serves as a member of the Audit Committee.

Qualifications:
Dr. Warner's business experience and his public and private company board experience make him a valuable member of the Board.

Board Committee Members

Name	Audit & Compliance	Nominating & Corporate Governance	Executive Compensation	Ethics and Corporate Responsibility	Classified Business Oversight	Technology Strategy

Prithviraj Banerjee			X			*X
Bruce G. Blakley	*X		X
Maureen Breakiron-Evans	X	X				X
Bradley H. Feldmann					X
Edwin A. Guiles	X		*X
Janice M. Hamby			X	X	*X	X
David F. Melcher		X	X		X	X
Steven J. Norris	X	X		*X
John H. Warner, Jr.	X	*X		X	X

*
Chair

Communications with Directors

Any interested person may communicate in writing at any time with the whole board, the Independent Directors or any individual director with the correspondence addressed to "Board of Directors" or "Independent Directors" or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123 or by e-mail to CorporateSecretary@Cubic.com. The Corporate Secretary will promptly relay all communications to the appropriate directors, other than communications that are unrelated to the duties and responsibilities of the Board or its committees. Those unrelated matters include, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate. The Corporate Secretary will coordinate responses, if appropriate.

10    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE OFFICERS

In addition to Mr. Feldmann, who serves as both a director and an executive officer, the following executive officers also serve at the pleasure of the Board:

Anshooman Aga, 43. Mr. Aga is Executive Vice President and Chief Financial Officer ("CFO") of Cubic. He joined Cubic in July 2017 as Executive Vice President and assumed the role of CFO in October 2017. In this role, Mr. Aga is responsible for all aspects of the Company's financial strategies, processes and operations, including corporate development, risk management, investor relations, and global manufacturing and procurement. Prior to joining Cubic, Mr. Aga served at AECOM since June 2015, where he was senior vice president and CFO of their multi-billion dollar Design and Consulting Services business in the Americas. He also held a series of financial leadership positions at Siemens from July 2006 to May 2015, including CFO of the Energy Automation business based in Nuremburg, Germany, in addition to similar CFO roles for Siemen's Rail Electrification and TurboCare business units.

Matthew. J. Cole, 39. Mr. Cole is Senior Vice President of Cubic and President of the companies comprising the CTS segment, a position he has held since October 2015. Prior to that he held a variety of increasingly responsible roles at CTS since he joined in 2003, most recently serving as Executive Vice President/Deputy for Strategy, Business Development and Diversification and in key roles worldwide including in Australia and the U.K. Before joining Cubic, Mr. Cole held various financial positions with large public and private companies such as British Airways, Schlumberger, First Choice and Endemol.

James R. Edwards, 67. Mr. Edwards is Senior Vice President, General Counsel and Secretary of Cubic. He was appointed to the position in June 2012. Prior to his current position, he was Vice President, General Counsel and Secretary since January 2012. He joined Cubic in February 2008 as Vice President, General Counsel and Secretary of Cubic's CTS segment. Prior to joining Cubic, Mr. Edwards served as Senior Vice President and General Counsel of Kratos Defense; Senior Legal Counsel for Qualcomm Incorporated; Vice President, General Counsel and Secretary of General Atomics; and General Counsel and Secretary of Logicon, Inc.

Mark A. Harrison, 61. Mr. Harrison is Senior Vice President and Corporate Controller of Cubic. He was appointed to the position in June 2012. His prior roles at Cubic include Vice President and Corporate Controller from 2004 to June 2012, Vice President – Financial Planning and Accounting from 2000 to 2004, and Assistant Corporate Controller and Director of Financial Planning from 1991 to 2000. Since 1983, Mr. Harrison has held a variety of financial positions with Cubic. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

Michael Knowles, 51. Mr. Knowles was named Senior Vice President of Cubic and President of the companies comprising our Cubic Global Defense ("CGD") business segment, as of October 1, 2018. Previously, Mr. Knowles served as Vice President and General Manager of the Air Ranges business unit for CGD since July 2014. In this role, Mr. Knowles was responsible for the strategic direction and business management of air ranges, air training, Air Combat Maneuvering Instrumentation and Live-Virtual-Constructive business initiatives. Before joining Cubic, Mr. Knowles served as the senior director of Air Transport and Mission Solutions at Rockwell Collins where he was employed from 2004 until he joined Cubic. He also held a series of program management and engineering roles at Photon Research Associates and Lockheed Martin. Mr. Knowles also served as a Naval Flight Officer, flight test engineer and aerospace engineering duty officer in the United States Navy where he retired as a Commander.

Michael R. Twyman, 58. Mr. Twyman is Senior Vice President of Cubic and President of the companies comprising the Cubic Mission Solutions ("CMS") segment, since May 2016. He joined Cubic as Senior Vice President of air training and secure communications in June 2014. Prior to that he held a variety of executive leadership positions spanning more than 30 years at Northrup Grumman including sector Vice President and General Manager of the defense systems division and Vice President of integrated C3I systems.

Rhys V. Williams, 50. Mr. Williams is Vice President and Treasurer of Cubic. Prior to joining Cubic, Mr. Williams led the treasury function at Ancestry, the largest online resource for family history and consumer genomics, as its Treasurer since October 2013. Prior to that, Mr. Williams was the Director of Treasury from April 2009 to October 2013, at Life Technologies, a biotechnology company which was later acquired by Thermo Fisher Scientific, responsible for overseeing all facets of the capital markets function. He also held treasury and business development roles at Callaway Golf Company, and Gateway, Inc.

CUBIC CORPORATION – 2019 Proxy Statement        11

BOARD COMMITTEES

Audit and Compliance Committee

The Audit and Compliance Committee members are Messrs. Blakley (Chair), Guiles and Norris, Dr. Warner and Ms. Breakiron-Evans. The committee met four times during fiscal year 2018. Each member is independent as defined under Section 303A.02 of the NYSE Listed Company Manual, Section 10A-3 under the Securities Exchange Act of 1934, as amended, and in our Corporate Governance Guidelines and is financially literate. Mr. Blakley, Mr. Guiles and Ms. Breakiron-Evans are our Audit and Compliance Committee Financial Experts with extensive accounting experience.

The committee oversees the Company's financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It resolves any disputes between management and the auditors. It pre-approves all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews their periodic reports. The committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

No Independent Director has been a member of an audit committee of any other publicly-held company except Mr. Blakley and Ms. Breakiron-Evans. Mr. Blakley previously served as chair of an audit committee for Excel Trust, Inc., a publicly held real estate investment trust, until August 2015. The trust is unrelated to Cubic and its subsidiaries and does not present any conflicts of interest for Cubic or the industry in which it operates.

Ms. Breakiron-Evans currently serves as Chair of the Audit Committee of the Board of Cognizant Technology Solutions Corp., and on the Audit Committee of the Board of Ally Financial, Inc. She recently served as Chair of the Audit Committee of the Board of Heartland Payment Systems, Inc. until its sale in April 2016. The companies are unrelated to Cubic and its subsidiaries and do not present any conflicts of interest for Cubic or the industry in which it operates.

Report of the Audit and Compliance Committee

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The committee selected Ernst & Young LLP as the independent registered public accountants ("Accountants") of the Company for fiscal year 2018. The committee has reviewed and discussed with management and the Accountants the audited financial statements of the Company for the fiscal year ended September 30, 2018. The committee met with the Accountants on numerous occasions and discussed the matters required to be discussed under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board ("PCAOB") AS 1301 (Communications with Audit Committees), and has received from the Accountants the written disclosures and the letter required by the PCAOB (Independence Discussions with Audit Committees), and has discussed with the Accountants their independence.

Based on its review of the audited financial statements for fiscal year 2018 and its discussions with management and the Accountants, the committee recommended to our Board that the 2018 audited financial statements be included in the Company's Annual Report on Form 10-K.

Audit and Compliance Committee
Bruce G. Blakley, Chair
Maureen Breakiron-Evans
Edwin A. Guiles
Steven J. Norris
Dr. John H. Warner, Jr.

Executive Compensation Committee

The Executive Compensation Committee members are Messrs. Guiles (Chair), Blakley, Admiral Hamby, General Melcher, who was appointed in February 2018, and Dr. Banerjee, who was appointed in September, 2018. The committee met twice during fiscal year 2018. Each of the members of the committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines.

The committee's role is to establish and oversee the Company's executive compensation programs and to oversee the amounts set aside for annual bonus and profit sharing contributions. Members of the committee annually review and approve goals and objectives relevant to compensation for the executive officers and principal officers of principal subsidiaries, evaluate each executive's performance in light of those goals and objectives, and either as a committee or together with the other Independent Directors of the Board, determine and approve the executives' compensation based on that evaluation.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, none of the members serving on the Executive Compensation Committee served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a director or as a member of the Executive Compensation Committee of the Company. Therefore, there were no "interlocks" with other companies within the meaning of the proxy rules of the Securities and Exchange Commission. No member of the committee is a former or current officer or employee of Cubic or any of its subsidiaries. See also the section "Executive Compensation and Other Information" later herein.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee members are Dr. Warner (Chair), Ms. Breakiron-Evans, Mr. Norris and General Melcher, who was appointed in February 2018. Each of the members of the committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines. The committee met four times during fiscal year 2018. The committee's policy is to consider Board candidate recommendations of shareholders which are received by the Corporate Secretary at least 120 days prior to the one-year anniversary of the mailing of notice of the previous annual meeting of shareholders. In considering additions to the Board or filling vacancies, the committee assesses current needs of the Company and considers candidates' expertise, experience, background, ethnicity and gender. In such circumstance, the committee seeks recommendations from the Board, senior management personnel and relevant professional organizations regarding potential candidates.

12    CUBIC CORPORATION – 2019 Proxy Statement

BOARD COMMITTEES

The committee will also review any shareholder recommendations on file. The committee evaluates candidates submitted by shareholders using the same criteria as candidates identified by the Board, senior management personnel and other sources. The committee screens and personally interviews appropriate candidates. Selected candidates may meet with additional Board members, certain members of management and the Chair of the Board. The committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

The committee conducted an extensive search for an additional director in fiscal year 2018, using criteria based on a matrix that set forth existing skills, experience and tenure and the qualities, skills and diversity sought in future candidates. The National Association of Corporate Directors assisted with identifying suitable candidates to present to the committee. Dr. Banerjee was recommended by the National Association of Corporate Directors.

The governance responsibilities of the committee include tracking important legal and regulatory changes and new concepts in public company governance. Governance topics include annual Board, Board member and committee evaluations, Board composition, Board committee structure and Board refreshment as well as executive management and Board succession.

The committee oversees the Board's annual self-evaluations and peer member evaluations with third party evaluations conducted every three years. Further, the Company's Corporate Governance Guidelines generally limit individual Board tenure to twelve years and/or the age of 75 years. These metrics are not absolute but are guidelines for maximums. When either of the individual maximums are reached, there must be compelling reasons for a director's continued participation on the Board. When both maximums are reached, there will be a strong presumption for transition off the Board.

Board Service Guidelines:
•
Succession planning process for near term and 5 year needs of Cubic Corporation
•
Annual individual evaluation as primary qualifier
•
Regular refreshment to ensure staggered terms, ages and diversity
•
Endeavor to limit individual board tenure to 12 years and/or age 75 maximum
•
Service on no more than 3 other public companies

The committee also continued to develop and monitor the succession planning process for senior management.

Classified Business Oversight Committee

The Classified Business Oversight Committee members are Admiral Hamby (Chair), Dr. Warner, Mr. Feldmann and General Melcher, who was appointed in February 2018. The Committee meets on an as-needed basis and met once in fiscal year 2018. The purpose of the committee is to provide oversight of the Company's business activities that for purposes of national security have been designated as classified by the United States government.

Ethics and Corporate Responsibility Committee

The Ethics and Corporate Responsibility Committee members are Mr. Norris (Chair), Admiral Hamby and Dr. Warner. The committee met four times during fiscal year 2018. The purpose of the committee is to review and recommend to management and the Board objective policies and procedures that best serve Cubic's and its shareholders' interests in maintaining a business environment to high standards of ethics, integrity and compliance in the area of corporate responsibility, including topics such as conflict minerals, human trafficking, global data privacy, human testing, employee relations, health and safety, political participation and environmental stewardship.

Cubic has an internal Compliance Steering Committee ("CSC"), comprised of senior leaders with a wide variety of subject-matter expertise and authority, led by the Vice President of Compliance, reporting to the Ethics and Corporate Responsibility Committee. The CSC's mission is to promote a culture of ethical integrity and legal accountability across the global organization. The program that it has established includes, among other things, an employee Code of Business Conduct, a Code of Conduct for Third Parties, a third party due diligence and management system, an anonymous and global complaint reporting mechanism for both employees and third parties (Cubic Helpline), global mechanisms for employees to report conflicts of interest and any environmental, health or safety concerns, a complaint investigation and reporting process, regular communications to and training of Cubic employees on matters of ethics and compliance, global surveys regarding the company's ethical culture, and regular reporting to senior management and the Ethics and Corporate Responsibility Committee regarding the effectiveness of program components.

Technology Strategy Committee

The Technology Strategy Committee members are Dr. Banerjee, (Chair), Ms. Breakiron-Evans, Admiral Hamby and General Melcher. The committee was formed but did not hold its initial meeting during fiscal year 2018. Each of the members of the committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines.

The Committee was formed in September 2018 for the purpose of assisting the Board of Directors in its oversight of Cubic's technology directions and cyber resilience consistent with Cubic's strategic plan, and its products, solutions and services plans in the Transportation and Defense Industries.

The Committee provides advice on our digital strategy and reviews our research and development ("R&D") investments to ensure they support the competitiveness of our products and services. The Committee reviews the technical competencies within Cubic and advises on the R&D organization and structure to support the R&D investment.

Risk Management

The Board reviews and approves the procedures adopted and conclusions reached by our Executive Management Committee ("EMC") and discusses with the General Counsel, who is responsible for the Enterprise Risk Management ("ERM") process, and the CEO, the major risk exposures and the steps that have been taken to monitor and control such exposures.

The EMC reviews and assesses perceived risks to the enterprise as a whole and its major subsidiaries. It works with relevant managers and develops mitigation and remediation plans. Periodic reports are brought to the attention of the Board by the General Counsel.

We have an ERM process for the parent company and sub-groups for our business segments. Each group consists of its senior officers who meet periodically to identify, assess and rank the perceived severity of risks unique to their businesses. Appropriate mitigation plans and training are implemented. To date, the EMC has not identified any risks, capable of control, which it believes cannot be reasonably controlled or mitigated.

CUBIC CORPORATION – 2019 Proxy Statement        13

BOARD COMMITTEES

The Board's focus and concern is to identify, and ensure the Company has a plan to respond to, those few issues which could seriously impact our, or one of our material divisions' short or long-term ability to continue normal operations.

In conjunction with the risk management review, the Board also addresses our legal compliance efforts in certain complex areas, such as export control, antitrust and foreign corrupt practices.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure of the Company and has concluded that the Company and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman. This flexibility allows the Board to elect the most appropriate director as Chairman, while maintaining the ability to separate the Chairman and Chief Executive Officer roles if necessary.

Currently, the Company's Chairman and Chief Executive Officer roles are held by Mr. Feldmann. Mr. Zable served as Chairman until the February 2018 Annual Meeting of Shareholders, when he left the Board. Following the meeting, the Board elected Mr. Feldmann Chairman.

The Chairman has the authority to call meetings of the Board and presides at such meetings. He has primary responsibility for shaping Board agendas (in consultation with the Lead Independent Director) and will communicate with all directors on key issues and concerns outside of Board meetings.

Mr. Guiles serves as Lead Independent Director. The Lead Independent Director's duties include presiding at all meetings at which the Chairman is not present (including executive sessions of the independent directors), calling meetings of the independent directors, consulting with the Chairman, approving all Board meeting agendas, facilitating discussion among independent directors on key issues outside of Board meetings and performing such other duties as the Board may from time to time designate.

14    CUBIC CORPORATION – 2019 Proxy Statement

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION

The Board Recommends That You Vote "FOR" This Proposal

The Board is seeking your approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis and other related tables and disclosure. Accordingly, the Board recommends that you vote "FOR" the following resolution:

  "Resolved, that the compensation of Cubic's named executive officers during fiscal year 2018, as described in its proxy statement for its 2019 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis and other related tables and disclosure, is hereby approved."

This proposal, commonly known as "say-on-pay", gives you the opportunity to express your views on the Company's executive compensation practices. Because your vote is advisory, it will not be binding upon the Board. However, the Executive Compensation Committee will carefully consider the outcome of the vote when making future executive compensation decisions. At our 2018 Annual Meeting, shareholders approved our Executive Compensation policies by a strong majority, with approximately 94% of shareholder votes cast in favor of our 2018 Say-on-Pay resolution (excluding abstentions and broker non-votes). We expect to bring a similar proposal to you at each annual meeting of shareholders.

The Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

As described more fully in the Compensation Discussion and Analysis herein, the Company's executive compensation program consists of three main components:

•
Base salary

•
Short term incentives

•
Long term equity incentive award program

The Company evaluates executive officer compensation through multiple bases of review and evaluation to help our Executive Compensation Committee oversee an executive compensation program that is competitive yet closely tied to the Company's and each executive officer's performance.

The Executive Compensation Committee reviews market survey compensation data for companies of comparable size and complexity. The Executive Compensation Committee also considers advice and recommendations from the Chief Executive Officer for executives other than himself. Additionally, the Company's annual bonus program and its long term equity incentive award program recognizes and rewards the success of executives who manage performance to achieve the short- and long-term goals set for them every year by the Company and the Executive Compensation Committee.

CUBIC CORPORATION – 2019 Proxy Statement        15

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and
Analysis

This Compensation Discussion and Analysis describes the Company's compensation philosophy and the objectives of the Company's compensation program for its executive officers, including the named executive officers listed in the Summary Compensation Table below (the "NEOs") and how the Executive Compensation Committee oversees the executive compensation program. This Compensation Discussion and Analysis also describes the compensation determination process for fiscal year 2018 and how each element of compensation was determined.

Review of Executive
Compensation Best Practices

The Board believes that the Company's compensation policies and practices are aligned with good corporate governance:

•
Stock ownership guidelines apply to both executive officers and directors

•
Clawback policy for incentive compensation

•
"Double trigger" change-in-control agreements

•
No tax gross-ups

•
No employment contracts

•
Modest perquisites

•
Long-term equity incentive award program aligns executive incentives with shareholder interests

•
Strong shareholder response (94% of votes cast voted in favor) to 2018 say-on-pay vote

•
Independent compensation consultant

Overview and Objectives of
Executive Compensation
Program

The Board recognizes that there is considerable public discussion regarding appropriate approaches to compensation. The Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

As described more fully in this Compensation Discussion and Analysis, the Company evaluates executive officer compensation in several different ways, including reviewing market survey compensation data, reviewing customized compensation information for companies of comparable size and complexity and receiving advice and recommendations from the CEO. These multiple bases of review and evaluation help our Executive Compensation Committee oversee an executive compensation program that is competitive yet tied to the Company's and each executive officer's performance. Additionally, the Company's annual performance bonus program recognizes and rewards the success of executives who manage performance to achieve the short-term goals set for them every year by the Company and the Executive Compensation Committee.

We have three main elements in our executive compensation program: base salary, an annual performance bonus, and a long-term equity incentive award program for our executive officers. The long-term equity incentive award program includes RSUs that vest based on the passage of time as well as RSUs that vest based on the Company's achievement of certain performance objectives over a three-year performance period.

2018 CEO Target Total Compensation	2018 Other NEO Target Total Compensation

16    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Setting Executive
Compensation – Role of the
Executive Compensation
Committee and Management

The Executive Compensation Committee is responsible for overseeing our executive compensation program for all executive officers, including the NEOs, for the senior officers of the Company's major business units, as well as determining and approving ongoing compensation arrangements for our NEOs. The Executive Compensation Committee also makes recommendations to the Board with respect to compensation for our Independent Directors.

In making its decisions, the Executive Compensation Committee relies on advice from its independent compensation consultant and receives, reviews, and acts on recommendations from the CEO regarding salary, bonus and equity compensation for all executive officers including the NEOs (other than himself) and for the senior officers of its major business units.

Our human resources department assists the CEO in the formulation of compensation recommendations to the Executive Compensation Committee, and other executive officers may provide relevant input as needed for persons other than themselves. It evaluates and approves these compensation elements annually. If relatives of any director or elected corporate principal officer are also employees of the Company or any subsidiary, the Executive Compensation Committee reviews compensation recommendations for such individuals.

Role of Independent
Compensation Consultant and
Comparable Company
Information

The Executive Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program.

During fiscal year 2018, the Executive Compensation Committee independently engaged and received advice from Radford. Radford provided the Executive Compensation Committee with advice regarding senior executive compensation and non-employee director compensation. Radford was asked to survey executive compensation for similarly-sized companies in similar businesses in respect of senior executive positions and responsibilities. Radford also provided advice to the Executive Compensation Committee related to setting compensation for fiscal year 2018. During fiscal year 2018, the aggregate fees for determining or recommending the amount or form of executive and director compensation paid to Radford was $57,270.

After review and consultation with Radford, the Executive Compensation Committee determined that Radford is independent and there was no conflict of interest resulting from retaining Radford during fiscal year 2018. In reaching these conclusions, the Executive Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.

Our Executive Compensation Committee has not historically established compensation levels based solely on benchmarking. Our Executive Compensation Committee has additionally relied upon the judgment of its members in making compensation decisions after reviewing our performance and carefully evaluating an NEO's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance shareholder value.

In order to attract, retain and motivate senior executives, our annual compensation evaluation process does include a review of the salary, bonus and long-term incentive practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience. The CEO and our human resources department support their recommendations regarding executive compensation with this competitive market data.

For fiscal year 2018, executive compensation levels by job category were reviewed in the context of industry survey data provided by three independent consulting firms (Radford, Mercer and Willis Towers Watson), which surveys were subscribed to by our human resources department (data is not customized for the Company). The companies included in these surveys have both a regional and national focus. Together, these surveys included data from approximately 4,000 companies and included data regarding both executive and non-executive salaries, bonuses and equity compensation.

We do not instruct the providers of this data to significantly vary their reports from a standard format, the identities of the individual companies included in the surveys were not provided to the Executive Compensation Committee, and the Executive Compensation Committee did not refer to individual compensation information for such companies. Our objective is to obtain data from a broad spectrum of technology and defense companies and also from public companies with similar revenue levels.

As part of its compensation review, Radford also prepared an independent assessment of competitive compensation levels and incentive practices for the Company's CEO for fiscal year 2018. The review was based on the survey data provided by our human resources department, as described above, as well as proxy disclosures by a select group of relevant peer companies.

The peer companies were approved by the Executive Compensation Committee in November 2016 with review and input from the Executive Compensation Committee's previous independent compensation consultant, Willis Towers Watson, and senior management based on industry sector, similarity of business activities, size and performance. The objective was to have a group of companies sufficient in size and relevance to provide meaningful assessments of compensation levels

CUBIC CORPORATION – 2019 Proxy Statement        17

EXECUTIVE COMPENSATION AND OTHER INFORMATION

and practices. The peers included the following 15 defense and technology companies.

  AAR Corp
  AeroVironment, Inc.
  CACI International, Inc.
  Enquility Holdings, Inc.
  Esterline Technologies Corp.
  HEICO Corp.
  Kratos Defense & Security Solutions, Inc.
  ManTech International Corporation
  Mercury Systems, Inc.
  NIC Inc.
  Teledyne Technologies Inc.
  Teradata Corporation
  Tyler Technologies, Inc.
  Venfone Systems, Inc.
  ViaSat, Inc.

The peer group remained unchanged for purposes of setting fiscal year 2018 executive compensation. While the Executive Compensation Committee reviewed the foregoing comparable company data in connection with its determinations of the fiscal year 2018 base salaries, target bonuses and long-term equity incentive awards for our NEOs, the Executive Compensation Committee did not attempt to set those compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine NEO compensation.

Instead, as described above and consistent with past practice, the Executive Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards. We expect that the Executive Compensation Committee will continue to review comparable company data in connection with setting the compensation we offer our NEOs to help ensure that our compensation programs are competitive and fair.

Compensation Recovery Policy

Management and the Board believe our compensation policies are not reasonably likely to result in the incurrence of a material adverse financial or other effect. Moreover, we believe our compensation policies and practices have not and will not impact our risk management objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company. However, the Board believes that it is prudent to maintain a compensation recovery policy.

Pursuant to the terms of the compensation recovery or "clawback" policy, the Board is given the right to require the reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer's wrongdoing is later determined by the Board to have resulted in (a) a restatement of the Company's financial results due to its material noncompliance with any financial reporting requirement under U.S. securities laws, or (b) a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded (a "Recoverable Event").

We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Under our clawback policy, if the Board determines that a Recoverable Event was caused by an executive officer's fraud, gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of incentive compensation that may be recovered or subject to forfeiture is any incentive compensation awarded, vested or paid to the executive officer that the executive officer would not have been awarded, vested or paid if the Company's financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the twelve months prior to the date on which the Company is required to prepare an accounting restatement and would be determined on an after-tax basis for any incentive compensation to be recovered from the executive officer.

Ownership Guidelines

The Executive Compensation Committee has established management and directors stockholding guidelines (the "Ownership Guidelines") to further align the interests of management and the directors with the Company's shareholders, with the intent that the guidelines be met within five years of the 2014 implementation date, or the individual director or officer promotion or new hire date, whichever is later.

The Ownership Guidelines are as follows:

STOCK OWNERSHIP REQUIREMENTS
(multiples of base salary or base retainer)

3X	1X	0.5X	2X
for CEO	for Executive Officers	for Vice Presidents	for Directors

Under the Ownership Guidelines, all Company shares directly held by the director or officer, his or her related trusts and immediate family shall be included in the calculations, provided, however, that any unvested RSUs shall not be included.

Anti-Hedging Policy

Company policy prohibits our directors, NEOs and other elected officers from engaging in hedging transactions with respect to Company stock.

Response to the 2018
Say-On-Pay Vote
on Named Executive Officer
Compensation

In February 2018, we held a say-on-pay vote, and our shareholders overwhelmingly approved the compensation of our NEOs, with approximately 94% of shareholder votes cast in favor of our 2018

18    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after this date, we were mindful of the strong support our shareholders expressed for our compensation philosophy. Following its annual review of our executive compensation practices after the annual meeting, the Executive Compensation Committee decided generally to retain the approach to executive compensation it had previously adopted for fiscal year 2017.

In February 2017, we also held a vote on the frequency of holding future advisory votes on the Compensation of our NEOs. Our shareholders continue to support holding such advisory votes on an annual basis.

Fiscal Year 2018 Executive
Compensation Decisions

The amount of each element of pay is determined annually taking into account factors including competitive company compensation data, as described above. A description of the executive compensation decisions with respect to fiscal year 2018 compensation for the NEOs is set forth below.

Base Salary

Base salaries for our executives are established based on individual factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive company compensation information and the overall market demand for such executives at the time the respective executive is hired or promoted.

As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities at comparable companies, although we have not historically benchmarked executive base salaries against a specific market comparison group. An executive's base salary is also evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

In November 2017, the Executive Compensation Committee reviewed the base salaries of the NEOs and after consultation with the CEO (with respect to the salaries of the other NEOs) and a review of the comparable company information described above. In addition, the Executive Compensation Committee asked Radford to review executive salaries against the peer group of companies described above and determined that Mr. Feldmann's salary was below market.

The Executive Compensation Committee then, based upon Mr. Feldmann's performance and the appropriate targeted salary range for Mr. Feldmann in comparison with CEOs in peer companies, approved an adjustment that brought his compensation closer to the median of our peer companies. The Committee also reviewed the analysis of the other NEOs as compared to the median of peer companies and considered their performance in meeting their goals. After its review of this information, the Executive Compensation

Committee determined to increase the base salaries for fiscal year 2018 of Mr. Feldmann by 10%, Mr. Aga by 10%, Admiral Buss by 7%, Mr. Cole by 10% and Mr. Twyman by 7% over each such officer's base salary for fiscal year 2017.

The fiscal year 2018 base salaries for each of the NEOs are reflected in the Summary Compensation Table below.

Annual Incentives

Our executive compensation program includes eligibility for an annual performance-based cash bonus for all executives. Our annual bonuses emphasize pay-for-performance by providing our executives with the opportunity to receive performance bonuses based on corporate performance relative to those measures which are determined by the Executive Compensation Committee to be most likely to enhance shareholder value.

For fiscal year 2018, Mr. Feldmann had a target bonus of 100% of salary, Mr. Aga had a target bonus of 80% of salary, and each of Admiral Buss, Mr. Cole and Mr. Twyman had a target bonus of 70% of salary. The maximum bonus is 195% of the target bonus for each of the NEOs.

For fiscal year 2018, the NEOs were eligible to receive a fiscal year 2018 bonus if the financial performance of the Company or a business segment of the Company met selected goals. The various performance objectives under the annual bonus plan are weighted depending on the Executive Compensation Committee's belief regarding the suitability of emphasis of each factor for that year's performance.

The fiscal year 2018 annual bonuses for Messrs. Feldmann and Aga were tied to selected financial goals related to the Company's performance, including sales, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), Adjusted EBITDA as a percentage of sales ("Adjusted EBITDA Margin"), and sales divided by invested capital ("Invested Capital Turnover"). Of these financial goals, the fiscal year 2018 bonus formula identified the major elements as Adjusted EBITDA and Invested Capital Turnover for Messrs. Feldmann and Aga because the Executive Compensation Committee believes these financial metrics to be principal drivers of the attractiveness of an equity investment in the Company. The annual bonuses for Messrs. Feldmann and Aga were also tied, in part, to performance against company-wide cost savings goals in fiscal 2018. The Executive Compensation Committee set a target of $10.1 million of cost reductions in fiscal 2018 as compared to similar expenditures incurred by the Company in fiscal 2017 in categories which included consulting costs, personnel costs, and other cost categories primarily focused on selling, general, and administrative costs.

The fiscal year 2018 annual bonus for Mr. Cole was tied to the performance of our CTS business including sales, Adjusted EBITDA and sales divided by average accounts receivable and inventory ("Asset Turnover") and Adjusted EBITDA of the Company. The fiscal year 2018 annual bonus for Admiral Buss was tied to the performance of our CGD business including sales, Adjusted EBITDA and Asset Turnover, and Adjusted EBITDA of the Company. The fiscal year 2018 annual bonus for Mr. Twyman was tied to the performance of our CMS business including sales, Adjusted EBITDA and Asset Turnover, and Adjusted EBITDA of the Company. The annual bonuses for these executives were also tied, in part, to performance against the same company-wide cost savings goals described above for Messrs. Feldmann and Aga.

CUBIC CORPORATION – 2019 Proxy Statement        19

EXECUTIVE COMPENSATION AND OTHER INFORMATION

For Mr. Cole, Admiral Buss, and Mr. Twyman the fiscal year 2018 bonus formula identified the major bonus element as Adjusted EBITDA of our CTS, CGD and CMS businesses respectively. The Executive Compensation Committee selected these incentives because they wanted to reward the financial performance of the component of the Company to which such executives' services primarily relate.

Target levels for the various performance objectives are set to require challenging but attainable goals depending on current market conditions and the Company's business prospects. The Executive Compensation Committee and management believe our annual bonus plan design balances the appropriate level of risk in management decision making with the careful use of capital and assets. The table below sets forth the performance objectives and weighting for purposes of each of the NEOs, our actual performance relative to those objectives during fiscal 2018 and the ultimate weighted percentage achievement for bonuses.

Performance measures (In thousands, except per share data)	2018 Weighting %	2018 Target	2018 Actual	% of Target Achieved	% of Payout Earned

Cubic Corporation
Performance measures for Cubic Corporation are for Mr. Feldmann and Mr. Aga
Sales(1)	10%	$1,164,979	$1,202,298	103.20%	13.20%
Adjusted EBITDA(2)	45%	$111,481	$106,548	95.57%	39.03%
Return on Invested Capital(3):
Adjusted EBITDA(2) Margin	10%	9.6%	8.9%	92.61%	7.78%
Invested Capital Turnover	20%	1.55	1.61	103.87%	21.93%
Consolidated Savings Goal	15%	$10,100	$10,974	108.65%	17.16%

				Total	99.10%

Cubic Transportation Systems
Performance measures for Cubic Transportation Systems are for Mr. Cole
Segment Sales(1)	10%	$630,977	$670,716	106.30%	15.00%
Segment Adjusted EBITDA(2)	35%	$69,296	$73,317	105.80%	40.08%
Segment Asset Turnover	15%	4.19	4.16	99.33%	14.70%
Consolidated Adjusted EBITDA(2)	25%	$111,481	$106,548	95.57%	21.68%
Consolidated Savings Goal	15%	$10,100	$10,974	108.65%	17.16%

				Total	108.62%

Cubic Global Defense
Performance measures for Cubic Global Defense are for Admiral Buss
Segment Sales(1)	10%	$344,002	$325,182	94.53%	8.36%
Segment Adjusted EBITDA(2)	35%	$29,185	$29,169	99.95%	34.94%
Segment Asset Turnover	15%	1.83	2.40	131.31%	22.50%
Consolidated Adjusted EBITDA(2)	25%	$111,481	$106,548	95.57%	21.68%
Consolidated Savings Goal	15%	$10,100	$10,974	108.65%	17.16%

				Total	104.64%

Cubic Mission Solutions
Performance measures for Cubic Mission Solutions are for Mr. Twyman
Segment Sales(1)	10%	$190,000	$206,400	108.63%	15.00%
Segment Adjusted EBITDA(2)	35%	$30,400	$29,174	95.97%	30.77%
Segment Asset Turnover	15%	2.84	2.75	97.06%	13.68%
Consolidated Adjusted EBITDA(2)	25%	$111,481	$106,548	95.57%	21.68%
Consolidated Savings Goal	15%	$10,100	$10,974	108.65%	17.16%

				Total	98.29%

(1)
For purpose of the 2018 Annual Incentive Plan, sales and segment sales exclude the sales of businesses acquired during 2018. The following is a reconciliation of Company sales to sales as defined by the Executive Compensation Committee for purposes of the 2018 Annual Incentive Plan:

Sales (in millions)	Consolidated	CTS	CMS	CGD

Sales as reported	$1,202.9	$670.7	$207.0	$325.2
Sales from companies acquired in fiscal year 2018	(0.6)	–	(0.6)	–

Sales used in 2018 Annual Incentive Plan calculation	$1,202.3	$670.7	$206.4	$325.2

(2)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), and Segment Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Segment Adjusted EBITDA") are non-GAAP performance measures management uses that exclude income taxes, non-operating income and expenses, depreciation, amortization, ERP/supply chain initiative expenses, acquisition related expenses, restructuring costs intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. For purpose of the 2018 Annual Incentive Plan, Adjusted EBITDA excludes the Adjusted EBITDA of businesses acquired during 2018 as well as certain other costs that were approved by the Executive Compensation Committee. These other costs included $1.1 million of costs incurred by CMS primarily for research and development activities and $2.9 million of costs incurred by CGD, which included a loss incurred in 2018 related to an arbitration decision from a matter that occurred during fiscal year 2013 and costs incurred by CGD primarily

20    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  for research and development activities. There were no adjustments for other costs in the calculation of Adjusted EBITDA for the Consolidated Company or for CTS. The following is a reconciliation of Consolidated and Segment Adjusted EBITDA to net income as defined by the Executive Compensation Committee for purposes of the 2018 Annual Incentive Plan:

Year Ended Sep 30, 2018 In millions	Consolidated	CTS	CMS	CGD

Net income (loss) from continuing operations attributable to Cubic	$8.1
Noncontrolling interest in loss of VIE	(0.3)
Provision for income taxes	7.1
Interest expense, net	8.8
Other non-operating expense (income), net	0.7

Operating income	24.4	$60.4	$(0.1)	$16.6

Depreciation and amortization	46.6	12.0	22.4	8.5
Other non-operating (expense) income, net	(0.7)	–	–	–

EBITDA	70.3	72.4	22.3	25.1

Acquisition related expenses, excluding amortization	4.5	0.5	3.7	(0.1)
Strategic and IT system resource planning expenses	24.1	–	–	–
Restructuring costs	5.0	0.4	0.2	1.3
Other non-operating expense (income), net	0.7	–	–	–

Adjusted EBITDA	104.6	73.3	26.2	26.3

Adjusted EBITDA from companies acquired in fiscal 2018	1.9	–	1.9	–
Other adjustments approved by the Executive Compensation Committee	–	–	1.1	2.9

Adjusted EBITDA used in short-term incentive calculations	$106.5	$73.3	$29.2	$29.2

(3)
For purposes of the 2018 Annual Incentive Plan, the ROIC measure uses sales as defined in note (1) above, and uses Adjusted EBITDA as defined in note (2) above in its calculation of the margin on sales. See the description and reconciliation of Adjusted EBITDA to net income in note (2) above. Invested capital is defined as total equity, plus total short- and long-term borrowings, less cash and marketable securities. Invested Capital Turnover is sales divided by invested capital.

For the Adjusted EBITDA, Adjusted EBITDA Margin and Invested Capital Turnover goals, the annual bonus formula for fiscal year 2018 provided that, for each 1% achievement above a target performance goal, the bonus amount attributable to that goal would be increased by 2.5% to a maximum of an additional 50% of that portion of the bonus amount at an achievement of 20% above the goal. For the sales performance measure, the annual bonus formula for fiscal year 2018 provided that, for each 1% achievement above the target performance goal, the bonus amount attributable to that goal would be increased by 10% to a maximum of an additional 50% of that portion of the bonus amount at an achievement of 5% above the goal. For each of these performance goals, for each 1% shortfall in the goal, the bonus amount attributable to that goal would be decreased by 3%, 4.5% or 5% (depending on the amount of shortfall) so that 75% achievement of each of these goals would result in no bonus award for that goal. For the cost savings performance measure, the annual bonus formula for fiscal year 2018 provided that, for each 1% achievement above the target performance goal, the bonus amount attributable to that goal would be increased by 1.67% to a maximum of an additional 50% of that portion of the bonus amount at an achievement of 30% above the performance goal. For the cost savings performance goal, for each 1% shortfall in the goal, the bonus amount attributable to that goal would be decreased by 1.67% so that 70% achievement of the goal would result in no bonus award for that goal.

The overall weighted percentage achievement relative to all performance goals for fiscal year 2018 for each NEO was then multiplied by an individual performance factor and then by each NEO's target bonus to determine his fiscal year 2018 annual bonus. The overall weighted percentage achievement relative to all performance goals for fiscal year 2017 was 99.1% for Messrs. Feldmann and Aga, 108.6% for Mr. Cole, 104.6% for Admiral Buss and 98.3% for Mr. Twyman.

The individual performance multipliers were based on a formula based on the annual performance rating given to each individual. The ratings provided for a possible range of 0% to 130% for the multiplier factor. Mr. Feldmann rated Admiral Buss, and Messrs. Aga, Cole and Twyman and recommended the multiplier for each. The Executive Compensation Committee reviewed and approved the multipliers for each executive. The Executive Compensation Committee rated Mr. Feldmann, and then assigned a multiplier. Individual performance multipliers were based on internal performance evaluations and the subjective discretion of the Executive Compensation Committee. The multipliers determined by the Executive Compensation Committee were as follows: Mr. Feldmann – 1.10; Mr. Aga – 1.10; Mr. Cole – 1.10; Admiral Buss – 1.00; and Mr. Twyman – 1.00.

Each NEO's fiscal year 2018 annual bonus award is disclosed in the Summary Compensation Table below.

Long-Term Equity Incentive Award Program

The Company's long-term equity incentive awards are intended as an incentive for selected individuals to lead the Company in achieving long-term goals and to align their interests with the long-term interests of the Company's shareholders. The Company awards both performance-based and time-based restricted stock units pursuant to its long-term equity incentive award program. Each RSU represents a contingent right to receive one share of the Company's common stock. Vested shares will be delivered to the recipient following each vesting date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. All of the RSU awards are made under the Company's 2015 Incentive Award Plan.

CUBIC CORPORATION – 2019 Proxy Statement        21

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Executive Compensation Committee awards both time-based and performance-based RSUs to the executive officers. The use of performance-based RSUs as a component of the overall equity awards granted is based upon the Executive Compensation Committee's consideration of competitive market data, the desirability of utilizing a balanced system to mitigate risk, the desire to encourage superior performance while building ownership, and the desirability of this type of equity award as a component of a pay-for-performance program.

Fiscal 2018 Long-Term Equity Incentive Awards.    In November 2017, the Executive Compensation Committee awarded the time-based vesting and performance-based vesting RSUs to the NEOs listed below.

Name	Title	Time-Based Vesting RSUs	Target Number of Performance-Based RSUs

Bradley H. Feldmann	Chairman, President and Chief Executive Officer	22,395	22,395
Anshooman Aga	Executive Vice President and Chief Financial Officer	4,072	4,072
Matthew J. Cole	Senior Vice President, Cubic Corporation; President, Cubic Transportation Systems	4,886	4,886
David H. Buss	Senior Vice President, Cubic Corporation and Former President, Cubic Global Defense	4,072	4,072
Michael R. Twyman	Senior Vice President, Cubic Corporation; President, Cubic Mission Solutions	4,072	4,072

For all time-based vesting RSUs, the RSUs vest in four equal installments on each of October 1, 2018, 2019, 2020 and 2021, subject to the recipient's continued service with the Company through each such date.

The performance-based vesting RSUs granted to our NEOs are intended to reward the achievement of sales growth, Adjusted EBITDA growth, and return on equity ("ROE") objectives over a three-year performance period. The three-year performance period for the performance-based vesting RSUs granted on November 12, 2017 commenced on October 1, 2017 and will end on September 30, 2020. These performance-based RSUs are referred to as the "2018-2020 PRSUs."

Specifically, recipients of the 2018-2020 PRSUs will be eligible to vest in such RSUs at the end of the three-year performance period based on the achievement of specified sales growth, Adjusted EBITDA growth, and ROE targets for the performance period established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through such vesting date, except as otherwise provided in the applicable RSU agreement.

The 2018-2020 PRSUs vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during the performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement, and/or ROE achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure. Performance below the threshold level for a performance measure will result in no vesting with respect to that measure.

The Company's sales growth generally means the aggregate of the Company's sales during the performance period, divided by a baseline sales level determined by the Executive Compensation Committee. The Company's Adjusted EBITDA growth generally means the aggregate of the Company's Adjusted EBITDA during the performance period, divided by a baseline Adjusted EBITDA level determined by the Executive Compensation Committee. The Company's ROE for the performance period generally means the Company's net income ROE, expressed as an average annual percentage of beginning equity.

Following the completion of the three-year performance period, the Executive Compensation Committee will certify the Company's performance relative to the sales growth, Adjusted EBITDA growth, and ROE objectives for such performance period.

As described above, based on the level of such sales growth, Adjusted EBITDA growth, and ROE, the number of target RSUs granted to a recipient will be multiplied by a percentage from 0% to 200% to determine the number of RSUs vesting.

Performance-Based RSUs for Performance Period Ended September 30, 2018.

The performance-based vesting RSUs granted on November 6, 2015 (referred to as the "2016-2018 PRSUs") were intended to reward the achievement of sales growth, Adjusted EBITDA growth, and ROE objectives over a three-year performance period. The three-year performance period for the 2016-2018 PRSUs commenced on October 1, 2015 and ended on September 30, 2018. These RSUs were eligible to vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on return on equity achievement by the Company during such performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement, and/or return on equity achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs were eligible to vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance was between the specified achievement levels was determined by linear interpolation between the applicable achievement amounts for each measure. Performance below the threshold level for a performance measure will result in no vesting with respect to that measure.

Following the completion of the three-year performance period that ended on September 30, 2018, the Executive Compensation Committee certified the Company's performance relative to the sales growth, Adjusted EBITDA growth, and ROE objectives for such performance period. As described in the table below, based on the level of such sales growth, Adjusted EBITDA growth, and return on equity, the Executive Compensation Committee determined that none of the 2016-2018 PRSUs would vest and all of the awards were cancelled.

22    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Company's performance for the three year period ended September 30, 2018 as compared with the targets for the 2016-2018 PRSUs, which performance resulted in a 0% payout with respect to the 2016-2018 PRSUs, is as follows:

Performance measures (In thousands, except per share data)	2016-2018 PRSU Weighting %	2016-2018 PRSU Threshold	2016-2018 PRSU Target	2016-2018 PRSU Maximum	2016-2018 Actual Achievement	% of Vesting Achieved	Weighted Vesting Earned

Cubic Corporation
Sales Growth Factor(1)	40%	1.05	1.10	1.15	0.97	0.0%	0.0%
Adjusted EBITDA Growth Factor(2)	40%	1.06	1.12	1.18	0.86	0.0%	0.0%
Return on Equity(3)	20%	6.0%	8.5%	11.0%	0.13%	0.0%	0.0%

						Total	0.0%

(1)
The sales growth factor for the 2016-2018 PRSUs is calculated as the cumulative sales achieved in fiscal years 2016, 2017 and 2018 divided by the baseline cumulative sales amount of $4,295,000,000. The sales for 2016, 2017 and 2018 are based upon the amounts included in the Company's respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2016, September 30, 2017, and September 30, 2018, as filed with the SEC. The cumulative sales achieved in fiscal years 2016, 2017 and 2018 totaled $4,150,424,000. As such the achieved sales growth factor was 0.97.

(2)
Adjusted EBITDA is a non-GAAP performance measure used by management. In the context of the vesting criteria for the 2016-2018 PRSUs, Adjusted EBITDA excludes income taxes, non-operating income and expenses, depreciation, amortization, intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. The Adjusted EBITDA for 2016, 2017 and 2018 is calculated based upon the amounts included in the Company's respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2016, September 30, 2017, and September 30, 2018, as filed with the SEC. As such, the 2016 and 2017 amounts include discontinued operations while the 2018 amounts only include continuing operations. The Adjusted EBITDA growth factor for the 2016-2018 PRSUs is calculated as the cumulative Adjusted EBITDA achieved in fiscal years 2016, 2017 and 2018 divided by the baseline cumulative Adjusted EBITDA amount of $380,000,000. The adjusted EBITDA achieved in fiscal years 2016, 2017 and 2018 totaled $328,228,000. As such the achieved Adjusted EBITDA growth factor was 0.86. The following is a reconciliation of Adjusted EBITDA to net income as defined by the Executive Compensation Committee for purposes of the vesting of the 2016-2018 PRSUs:

	Year ended September 30,			Three Years Ended September 30,
	2016	2017	2018	2018

Net income (loss) attributable to Cubic	$1,735	$(11,209)	$12,310	$2,836
Noncontrolling interest in loss in VIE	—	—	(274)	(274)
Discontinued operations	—	—	(4,243)	(4,243)
Add:
Interest expense, net	9,723	14,033	8,809	32,565
Income taxes	(9,212)	15,059	7,093	12,940
Depreciation and amortization	45,478	51,099	46,600	143,177

EBITDA	47,724	68,982	70,295	187,001
Adjustments to EBITDA:
Acquistion related expenses, excluding amortization	28,682	(274)	4,420	32,828
ERP System Development	34,819	34,406	24,141	93,366
Restructuring costs	1,852	2,468	5,018	9,338
Other non-operating expense (income), net	4,972	36	687	5,695

Adjusted EBITDA	$118,049	$105,618	$104,561	$328,228

(3)
The Return on Equity measure is calculated as (i) the sum of: (A) the percentage determined by dividing (A) the Company's net income attributable to Cubic for the fiscal year ending September 30, 2016, by (B) the Company's beginning equity as of October 1, 2015; plus (B) the percentage determined by dividing (A) the Company's net loss attributable to Cubic for the fiscal year ending September 30, 2017, by (B) the Company's beginning equity as of October 1, 2016; plus (C) the percentage determined by dividing (A) the Company's net income attributable to Cubic for the fiscal year ending September 30, 2018, by (B) the Company's beginning equity as of October 1, 2017; (ii) divided by three (3).

Accelerated Vesting of Time-Based RSUs.

Time-based RSUs are generally forfeited unless an executive is continuously employed through the applicable vesting dates. There are, however, certain exceptions to this treatment. The time-based vesting RSUs granted by the Company vest immediately upon a recipient's termination of employment or service as a result of his death or disability. For time-based vesting RSUs the RSUs vest immediately upon a recipient's termination without cause or resignation for good reason within twelve months following a change in control.

Accelerated Vesting of Performance-Based RSUs.

Performance-based RSUs are generally forfeited unless an executive is continuously employed through the last day of the performance period. The underlying principle is that the executive needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. There are, however, certain exceptions to this treatment.

Upon a change in control of the Company, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control.

In the event of a recipient's termination of employment or service as a result of his or her disability, termination without cause or resignation for good reason, the recipient will remain eligible to vest in the RSUs based on actual performance for the three-year performance period, with the resulting RSUs prorated for the portion of the performance period that elapsed prior to the date of such termination; and

In the event of a recipient's death, the recipient will vest in the target RSUs, which target RSUs shall be prorated for the portion of the performance period that elapsed prior to the date of death.

CUBIC CORPORATION – 2019 Proxy Statement        23

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Deferred Compensation Plan

Certain of the directors and NEOs participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan"). For more information, please see the Nonqualified Deferred Compensation table below.

Retirement Benefits

All of our regular employees, including our NEOs, who meet certain defined requirements, may participate in our 401(k) plan. 401(k) matching payments and profit sharing plan contribution are equally available to all eligible employees. The profit sharing contribution percentage is based on a scale ranging from 2.5% to 9% of eligible compensation and is tied to the Company's ROE for the fiscal year.

For 2018, the minimum threshold for ROE was not achieved, resulting in a profit sharing payout at the floor percentage of 2.5%. The value of the Company's contributions on behalf of the NEOs during fiscal year 2018 is set forth in the Summary Compensation Table below.

Certain of the NEOs are also participants in the Cubic Corporation Pension Plan (the "Pension Plan"), which plan was frozen as of December 31, 2006. Mr. Cole is a participant in the Cubic (UK) Limited Pension Scheme, which was closed to future service accruals as of September 30, 2010. For more information, please see the Pension Benefits table below.

Other Benefits

We provide certain perquisites and personal benefits to our senior executives. These include annual physical examinations, term life insurance, a financial planning benefit of up to $15,000 per year per NEO in the first year and $10,000 per year per NEO thereafter, and an auto allowance.

During fiscal 2018, we also provided each NEO a limited amount of administrative support for personal travel arrangements and other personal business at the Company's expense. In connection with his commencement of employment with us, we also agreed to provide Mr. Aga with relocation and home purchase assistance for one year from his commencement of employment, subject to the requirement that he repay any such assistance in the event he voluntarily terminates his employment prior to the second anniversary of his commencement of employment.

Our Executive Compensation Committee periodically reviews the levels of perquisites and other personal benefits to the NEOs to ensure they fit within the Company's overall compensation philosophy.

Severance and Change in Control Benefits

The Board has approved severance and change in control arrangements in which our NEOs participate to provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated, including in connection with a change in control. The Company recognizes the challenges executives often face securing new employment following termination.

To mitigate these challenges and to secure the focus of our management team on the Company's affairs, all NEOs are entitled to receive severance payments under the Company's severance policy upon a termination by the Company without cause. The Company believes that reasonable severance benefits for its executive officers are important because it may be difficult for its executive officers to find comparable employment within a short period of time following certain qualifying terminations.

In addition to normal severance, we provide enhanced benefits in the event of an involuntary termination or a constructive termination within 3 months before or 24 months after a change in control as a means of reinforcing and encouraging the continued attention and dedication of our executives to their duties of employment without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change in control.

The Company believes that the interests of shareholders will be best served if the interests of its executive officers are aligned with them, and providing these change in control benefits should eliminate, or at least reduce, the reluctance of the Company's executives to pursue potential change in control transactions that may be in the best interests of shareholders.

Our Transition Protection Plan (the "Protection Plan"), under which the foregoing change in control severance benefits are provided, also assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss in connection with a change of control. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Executive Compensation Committee when determining NEO compensation, the decision to offer these benefits did not influence the Executive Compensation Committee's determinations concerning other direct compensation or benefit levels.

The terms of these severance arrangements are described below under "Potential Payments Upon Termination or Change in Control."

Deductibility of Executive Compensation

As part of its role, the Executive Compensation Committee reviews and considers the deductibility of the Company's executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. Our Executive Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision.

24    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

In its review and establishment of compensation programs and awards for our NEOs, the Executive Compensation Committee considers the anticipated deductibility or non-deductibility of the compensation as only one factor in assessing whether a particular compensatory arrangement is appropriate, particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing shareholder return).

We reserve the right to use our judgment to authorize compensation payments that do not qualify for the compensation deduction if, in light of all applicable circumstances, we believe that such payments are appropriate and in the best interests of the Company and its shareholders.

Executive Compensation Committee Report

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be

incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Executive Compensation Committee of the Board of Directors of Cubic Corporation has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and in the Company's Proxy Statement for its 2019 Annual Meeting of Shareholders.

Executive Compensation Committee
Edwin A. Guiles, Chair
Prithviraj Banerjee
Bruce G. Blakley
Janice M. Hamby
David F. Melcher

CUBIC CORPORATION – 2019 Proxy Statement        25

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows the compensation for the three fiscal years ended September 30, 2018, 2017 and 2016 earned by our CEO, our Executive Vice President and Chief Financial Officer, and our next three most highly compensated executive officers who were serving as executives as of September 30, 2018.

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation(1) $	Stock Awards(2) $	Change in Pension Value(3) $	All Other Compensation(4) $	Total $

Bradley H. Feldmann	2018	870,776	–	959,372	2,750,000	–	42,583	4,622,731
Chairman, President and	2017	796,543	–	674,226	2,200,000	–	46,868	3,717,637
Chief Executive Officer	2016	770,000	–	487,199	1,750,000	16,042	71,524	3,094,765

Anshooman Aga	2018	435,388	–	383,749	500,000	–	276,470	1,595,607
Executive Vice President and Chief Financial Officer

Matthew J. Cole	2018	469,409	–	396,755	600,000	–	35,070	1,501,234
Senior Vice President,	2017	424,760	–	315,144	500,000	–	45,395	1,285,299
Cubic Corporation and	2016	375,000	–	194,740	450,000	–	–	1,019,740
President, Cubic Transportation Systems

David H. Buss(5)	2018	446,013	–	329,195	500,000	–	25,000	1,300,208
Senior Vice President,	2017	418,921	–	256,113	500,000	–	24,022	1,199,056
Cubic Corporation and Former President, Cubic Global Defense

Michael R. Twyman(6)	2018	473,901	100,000	328,512	500,000	–	31,357	1,433,770
Senior Vice President,	2017	443,804	100,000	168,468	500,000	–	26,232	1,238,504
Cubic Corporation and	2016	412,773	100,000	138,650	500,000	–	25,221	1,176,644
President, Cubic Mission Solutions

(1)
Represents amounts paid under our annual short-term incentive program.

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in the respective fiscal years. Amounts do not correspond to the actual value that will be realized by the NEOs. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the SEC. These amounts include the grant date fair values attributable to performance-based RSUs granted to each of the NEOs based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date. The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2018, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($4,125,000); Mr. Aga ($750,000); Mr. Cole (900,000); Admiral Buss ($750,000); and Mr. Twyman ($750,000). The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2017, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($3,300,000); Mr. Cole ($750,000); Admiral Buss ($750,000); and Mr. Twyman ($750,000). The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2016, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($2,625,000); Mr. Cole ($675,000); and Mr. Twyman ($750,000).

(3)
Amounts represent solely the change in the actuarial present value of the accumulated benefit under the pension plan that was frozen at December 31, 2006 and does not represent a change in the benefit to be paid to the executive. The change in pension value is the estimated year-over-year change in the present value, including: (a) change in discount rate assumption; (b) passage of time and; (c) changes in demographics. Where amounts are negative, they are shown as zero in the table. The amounts were computed using the same assumptions the Company used for financial statement reporting purposes. See "Pension Benefits" herein. Additionally, the amounts shown as earnings during fiscal year 2018 in the Nonqualified Deferred Compensation table, later herein, are not included in the Summary Compensation Table above because they are not above market or preferential.

(4)
See following table for detail.

(5)
Effective October 1, 2018, as part of his transition to retirement, Admiral Buss stepped down from his position as President, Cubic Global Defense. He remains in a part-time, non-executive role with the Company as Senior Strategic Advisor, CGD and Senior Vice President, Cubic Corporation.

(6)
Mr. Twyman received a bonus on the first, second, third anniversaries of his hire date as part of his initial offer subject to repayment to Cubic if he voluntarily terminates prior to one year after receipt of the bonus amount.

26    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

All Other Compensation – Detail

Name	Fiscal Year	Life Insurance Premiums(1) $	Profit Sharing and 401(k) Match(2) $	Car Allowance $	Personal Travel(3) $	Financial Planning(4) $	Other(5) $	Total $

Bradley H. Feldmann	2018	2,550	28,247	7,200	–	2,348	2,238	42,583
	2017	2,570	27,391	7,200	–	7,652	2,055	46,868
	2016	3,398	25,780	7,200	21,077	10,000	4,069	71,524
Anshooman Aga	2018	600	26,166	–	–	–	249,704	276,470
Matthew J. Cole	2018	534	25,640	7,200	–	–	1,696	35,070
	2017	553	25,587	7,200	–	10,000	2,055	45,395
	2016	553	25,700	7,200	–	15,000	5,058	53,511
David H. Buss	2018	3,915	18,755	–	–	1,926	404	25,000
	2017	4,503	17,671	–	–	1,848	–	24,022
Michael R. Twyman	2018	2,550	28,807	–	–	–	–	31,357
	2017	883	25,349	–	–	–	–	26,232
	2016	–	24,876	–	–	–	345	25,221

(1)
Represents the value of executive life insurance premiums paid by the Company.

(2)
Includes Company portion of 401(k) and profit sharing plan contributions provided to all eligible employees.

(3)
Aggregate incremental cost to the Company of personal travel by Mr. Feldmann on Company aircraft, computed in accordance with SEC guidelines. The Company aircraft was sold in 2017.

(4)
Represents the amount of personal financial planning services paid by the Company under a benefit available to selected executives, including all NEOs.

(5)
Miscellaneous items provided at the Company's expense. For fiscal 2018, represents the cost of annual physical examinations for each NEO. In fiscal 2018, the amount also includes a phone allowance for each of Mr. Aga ($242) and Admiral Buss ($404). For Mr. Aga, also includes $245,394 related to relocation and house purchase expenses as part of his initial employment offer. Of this total, 100% of this amount was subject to repayment to us if he voluntarily terminated his employment prior to July 17, 2018, and 50% of the bonus is subject to repayment to us if he voluntarily terminates his employment prior to July 17, 2019.

CUBIC CORPORATION – 2019 Proxy Statement        27

EXECUTIVE COMPENSATION AND OTHER INFORMATION

CEO Pay Ratio

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Bradley H. Feldmann, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For fiscal year 2018, our last completed fiscal year:

•
the median of the annual total compensation of all employees of our company (other than our CEO) was $66,017; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,622,731.

Based on this information, for fiscal year 2018, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of, Bradley H. Feldmann, our CEO was 70 to 1.

Determining the Median Employee

We determined that, as of September 30, 2018, our employee population consisted of approximately 5,562 individuals, with 42% of these individuals located in the United States and 58% located outside of the United States. We applied the de minimis exception as permitted by SEC rules in determining our employee population. Under this exception, we excluded a total of 278 employees, comprising less than 5% of our total employee population, from the following countries: Singapore (183 employees), India (87 employees), Italy (8 employees). In addition, as permitted by SEC rules, we did not include independent contractors or similar non-employee workers in our employee population.

For purposes of measuring the compensation of our employees, we selected total annual cash compensation for fiscal year 2018 as the most appropriate measure of compensation, which was consistently applied to all our employees included in the calculation. Compensation was annualized for employees who did not work the entire 12-month period. We did not make any cost-of-living adjustments in identifying the "median employee". We did convert all total cash compensation figures to USD using the applicable exchange rate on November 27, 2018.

Compensation Measure and Annual Total Compensation of "Median Employee"

With respect to the total annual compensation of the "median employee," we identified and calculated the elements of such employee's compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $66,017.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our fiscal year 2018 Summary Compensation Table included in this Proxy Statement.

28    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Grants of Plan-Based Awards
Fiscal Year 2018

The following table reflects the incentive plan awards to the NEOs during fiscal year 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units(3)
					Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
		Executive Compensation Committee Approval Date							Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date		Target $	Maximum $	Threshold Shares	Target Shares	Maximum Shares

Bradley H. Feldmann			880,000	1,320,000
	11/27/2017	11/27/2017						22,395	1,375,000
	11/27/2017	11/27/2017			5,599	22,395	44,790		1,375,000
Anshooman Aga			352,000	528,000
	11/27/2017	11/27/2017						4,072	250,000
	11/27/2017	11/27/2017			1,018	4,072	8,144		250,000
Matthew J. Cole			332,063	498,095
	11/27/2017	11/27/2017						4,886	300,000
	11/27/2017	11/27/2017			1,222	4,886	9,772		300,000
David H. Buss			314,580	471,870
	11/27/2017	11/27/2017						4,072	250,000
	11/27/2017	11/27/2017			1,018	4,072	8,144		250,000
Michael R. Twyman			334,242	501,363
	11/27/2017	11/27/2017						4,072	250,000
	11/27/2017	11/27/2017			1,018	4,072	8,144		250,000

(1)
Non-equity incentive plan awards consist of annual bonus awards payable under the Company's fiscal year 2018 annual bonus program. For more information about the Company's annual bonus program, please see "Elements of the Executive Compensation Program–Annual Bonus Program" above.

(2)
These performance-based vesting RSUs are intended to reward the achievement of sales growth, Adjusted EBITDA growth and ROE objectives over a three-year performance period. The three-year performance period for these RSUs commenced on October 1, 2017 and will end on September 30, 2020. Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three-year performance period based on the achievement of specified sales growth, Adjusted EBITDA growth, and ROE targets for the performance period established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through such vesting date, except as otherwise provided in the applicable RSU agreement.

The RSUs vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during such performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement and/or ROE achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

Upon a change in control of the Company, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(3)
These RSUs will vest in four equal installments on each of October 1, 2018, 2019, 2020 and 2021, subject to the NEO's continued service with the Company through each such date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(4)
The Grant Date Fair Value of Stock Awards amounts were calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the SEC. With respect to awards the vesting of which is performance-based, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date.

CUBIC CORPORATION – 2019 Proxy Statement        29

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the current holdings of stock awards by the NEOs as of September 30, 2018.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Bradley H. Feldmann	11/27/2017	22,395	1,635,955
	11/27/2017			44,790	3,271,910
	11/14/2016	17,916	1,308,764
	11/14/2016			5,972	436,255
	11/6/2015	9,562	698,504
	11/6/2014	3,896	284,603
Anshooman Aga	11/27/2017	4,072	297,460
	11/27/2017			8,144	594,919
	11/14/2016	1,627	118,852
Matthew J. Cole	11/27/2017	4,886	356,922
	11/27/2017			9,772	713,845
	11/14/2016	4,071	297,387
	11/14/2016			1,357	99,147
	11/6/2015	2,459	179,630
	11/6/2014	260	18,993
David H. Buss	11/27/2017	4,072	297,460
	11/27/2017			8,144	594,919
	11/14/2016	4,071	297,387
	11/14/2016			1,357	99,147
	6/3/2016	1,603	117,099
	11/6/2015	574	41,931
Michael R. Twyman	11/27/2017	4,072	297,460
	11/27/2017			8,144	594,919
	11/14/2016	4,071	297,387
	11/14/2016			1,357	99,147
	11/6/2015	2,731	199,500
	11/6/2014	1,298	94,819

(1)
These RSUs will vest, subject to the NEO's continued service, as follows: for the RSUs granted on November 27, 2017, the remaining unvested RSUs will vest in four equal installments on each of October 1, 2018, 2019, 2020, and 2021; for the RSUs granted on November 14, 2016, the remaining unvested RSUs will vest in three equal installments on each of October 1, 2018, 2019, and 2020; for the RSUs granted on November 6, 2015 and June 3, 2016, the remaining unvested RSUs will vest in two equal installments on each of October 1, 2018 and 2019; for the RSUs granted on November 6, 2014, the remaining unvested RSUs vested on October 1, 2018; Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(2)
The market value of stock awards was determined by multiplying the number of unvested RSUs by the closing price of our common stock of $73.05 on September 28, 2018, the last trading day of our fiscal year 2018, as reported on the NYSE.

(3)
These performance-based vesting RSUs are intended to reward the achievement of sales growth, Adjusted EBITDA growth and ROE over a three-year performance period. Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three-year performance periods based on the achievement of specified performance targets established by the Executive Compensation Committee for the performance periods, subject to the NEO's continued service with the Company through each such vesting date, except as otherwise provided in the applicable RSU agreement. If the Company's performance for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

The performance period for 2017-2019 PRSUs granted on November 14, 2016 commenced on October 1, 2016 and will end on September 30, 2019. For the 2017-2019 PRSUs, the number of shares listed equals the number of shares that may be issued to the NEOs pursuant to these performance-based vesting RSUs at threshold performance, as the current estimate is that the 2017-2019 PRSU's will vest below threshold levels. The performance period for 2018-2020 PRSUs granted on November 27, 2017 commenced on October 1, 2017 and will end on September 30, 2020. For the 2018-2020 PRSUs, the number of shares listed equals the number of shares that may be issued to the NEOs pursuant to these performance-based vesting RSUs at maximum performance, as the current estimate is that the 2018-2020 PRSU's will vest between target and maximum levels.

For all performance-based vesting RSUs above, the RSUs will vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during such performance period. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

30    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested

The following table provides information concerning RSU vesting for each of the NEOs during fiscal year 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Bradley H. Feldmann	20,248	1,052,870
Anshooman Aga	543	28,236
Matthew J. Cole	3,099	161,135
David H. Buss	2,447	127,244
Michael R. Twyman	4,025	209,274

(1)
The value realized on vesting equals the closing price per share of our common stock on the date of vesting as reported by the NYSE multiplied by the number of shares subject to the RSUs that vested on such date.

Pension Benefits
Fiscal Year 2018

The following table sets forth the present value of accumulated benefits under pension plans for the NEOs.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit Under Life Annuity Election(3) $	Payment During Last Fiscal Year $

Bradley H. Feldmann(1)	20	91,292	–
Matthew J. Cole(2)	15	439,044	–

(1)
The Pension Plan was frozen as of December 31, 2006; no additional benefits accrue after that date. The purpose of the Pension Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for eligible full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any eligible employee who (a) has attained age 65, or (b) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4 of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected (e.g., a life annuity or a joint and 50% survivor annuity).

(2)
The Cubic (UK) Limited Pension Scheme (the "UK Pension Scheme") closed to future service accrual in September 2010; however employees' accrued pension benefits remain linked to final pay from that date. Mr. Cole has not been granted extra years of credited service. The purpose of the UK Pension Scheme was to provide pension and lump sum benefits payable to members on their retirement and to their dependents on death. The full benefit is available, upon retirement, to any eligible employee who has attained age 65. A reduced benefit is available from age 55 through age 64 if the employee has obtained suitable consent. The annual benefit for Mr. Cole was determined as his final pensionable pay at the time he left his employment in the U.K and transferred to the U.S., multiplied by 1/60 for each year of pensionable service. The monthly pension paid is increased in line with RPI price inflation with the relevant caps / floors for the relevant period of service (typically a minimum of 3% and a maximum of 5% each year for pre-2003 benefits and a minimum of 0% and a maximum of 5% each year for post-2003 benefits). A 50% survivor pension is also payable on death, and employees have the option of exchanging a proportion of their pension at retirement for a lump sum.

(3)
The present value of the accumulated benefit is determined by the projected unit credit method in a manner consistent with that used, and based on the same assumptions used, for financial reporting purposes set forth in Note 12 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC, except retirement age has been assumed to be the normal retirement age under the Pension Plan or the UK Pension Scheme, as applicable. Under the Pension Plan, the interest rate used for computing present value was 3.81% and includes the following material assumptions: (a) retirement at the plan's stated normal retirement date, or the earliest age at which benefits are unreduced, if earlier, (b) mortality taken from 2015 base tables for employees and annuitants with no collar adjustments, with 2017 projection scale applied from 2006 forward and adjusted to reflect a long-term improvement rate of 1% through age 85, grading to 0% at age 95. Pension Plan contributions are distributed among various funds held by an insurance company. Under the UK Pension Scheme, the interest rate used for computing present value was 2.80% and includes the following material assumptions: (a) retirement at the plan's stated normal retirement date, or the earlier age at which benefits can be taken unreduced without Company consent; and (b) 100% of the mortality rates of the "S2NA" tables with an allowance for longevity improvements in line with the "CMI 2016 core" projections with a long-term annual rate of improvement of 1.25%. The UK Pension Scheme contributions are distributed among various funds held with financial institutions.

CUBIC CORPORATION – 2019 Proxy Statement        31

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Nonqualified Deferred Compensation
Fiscal Year 2018(1)

The following table sets forth certain information regarding the participation in the Deferred Compensation Plan by our NEOs for fiscal year 2018.(1)

Name	Executive Contributions in FY 2018(2) $	Aggregate Plan Earnings in FY 2018(3) $	Aggregate Withdrawals/ Distributions $	Aggregate Plan Balance at End of FY 2018(4) $

Bradley H. Feldmann	–	8,614	–	318,276
Matthew J. Cole	107,533	11,985	–	187,949

(1)
The amounts shown have been deferred (and not presently taxed) and other than plan earnings have also been reported herein as compensation. The Deferred Compensation Plan permits selected highly compensated employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus annually and independent directors to defer up to 100% of their meeting and retainer fees. In the first quarter of fiscal 2015, we began making contributions to a rabbi trust to provide a source of funds for satisfying a portion of these deferred compensation amounts and to provide the participants investment options similar to mutual funds yielding market returns based on the investment options selected by the participant. The Company makes no contribution to the Deferred Compensation Plan. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 2 to 20 years. Annual revision of the selected payment method is regulated by Internal Revenue Service guidelines.

(2)
The amounts shown reflect salary deferrals of $107,533 for Mr. Cole. These amounts are also included in the Summary Compensation Table for fiscal year 2018.

(3)
These amounts are not reported as compensation in the Summary Compensation Table because the earnings are not above market or preferential.

(4)
Year-end balances consist of participant contributions and earnings on contributed amounts. All contributions have been included in the Summary Compensation Table for fiscal year 2017 and prior years or would have been so included had the current reporting requirements been applicable to the executive. The amounts that have been reported in the Summary Compensation Table for Mr. Cole for fiscal year 2016, 2017 and 2018 were $18,270, $43,269 and $107,533. No amounts have previously been reported in the Summary Compensation Table for Mr. Feldmann as he did not make any contributions to the plan for fiscal years 2016, 2017 or 2018.

32    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon
Termination or Change in
Control

General Severance Policy

The Company has a severance policy (the "Severance Policy") applicable to many of its full time U.S.-based employees, including the NEOs. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12 months of employment, and payment of medical and dental coverage under COBRA for up to 12 months. Outplacement consultation may be provided at the Company's discretion.

In individual circumstances, an NEO may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits. Other than the COBRA payments, the cash severance payments under the Severance Policy would be paid to a NEO in addition to any payments under the Protection Plan, as described below, in the event his termination of employment by the Company without cause were to occur under the circumstances described under the Protection Plan.

Transition Protection Plan

The Company's Protection Plan is intended to be made available upon specific approval of an individual for participation in the Protection Plan by the Executive Compensation Committee. It is intended to benefit selected principal officers and other selected key personnel. The Executive Compensation Committee has approved participation in the Protection Plan by each of the NEOs.

If there is any change of control of the Company (as defined below), and within 3 months before or 24 months after such change in control, a participant's employment involuntarily terminates without cause (as defined below), or the participant resigns for good reason (as defined below), then the Company would be obligated (1) to pay such person a monthly amount, for 24 months, computed as the immediately preceding five fiscal years' monthly average of salary and bonus, and (2) to continue for 18 months the participant's participation in the medical and dental plans of the Company in which such participant participated at the time of termination. Miscellaneous additional benefits, including outplacement service of up to $6,000, may also be provided.

A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events.

An "involuntary termination without cause" occurs when there is any involuntary termination of employment without (1) a willful and continued failure of the employee to perform substantially his duties, or (2) his gross negligence or breach of fiduciary duty involving personal profit (etc.) or (3) his conviction or plea of no contest or guilty to state or federal felony criminal laws.

A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his base salary is reduced, his bonus participation opportunity is reduced by more than 50%, his job location is substantially changed, or the Company materially breaches the Protection Plan.

Following termination, to receive monthly payments the executive must execute a general release and must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

Long-Term Equity Incentive Awards

The long-term equity incentive awards granted to the NEOs may vest under certain circumstances in the event of a change in control of the Company and/or certain terminations of employment. For more information about the accelerated vesting provisions applicable to these awards, see "Long-Term Equity Incentive Awards" above.

Retirement Benefits

Certain of the NEOs are participants in the Pension Plan or the UK Pension Scheme. For more information about payments payable to the NEOs under the pension plans upon a termination of employment, please see the Pension Benefits table above. Certain of the NEOs are participants in the Deferred Compensation Plan. For more information about amounts payable to the NEOs under the Deferred Compensation Plan upon a termination of employment, please see the Nonqualified Deferred Compensation Fiscal Year 2018 table above.

CUBIC CORPORATION – 2019 Proxy Statement        33

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon
Termination or Change in
Control Table

The following table summarizes potential change in control and termination payments to each NEO. The five right-hand columns describe the payments that would apply in five different potential scenarios – a termination without cause apart from a change in control; a termination of employment as a result of the NEO's resignation for good reason or termination of employment by us other than for cause, in each case within 3 months prior to or 24 months following a change in control; a change in control without a termination of employment; the NEO's death; or the NEO's termination of employment as a result of his disability. The table assumes that the termination or change in control occurred on September 30, 2018. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $73.05, which represents the closing market price of our common stock as reported on the NYSE on September 30, 2018.

Name	Benefit	Termination w/o Cause Apart from a Change in Control $		After Change in Control Termination w/o Cause or for Good Reason $		Change in Control(6) $	Death(7) $	Disability(8) $

Bradley H. Feldmann	Cash Severance	334,914	(1)	2,960,494	(2)
	Healthcare and Other Insurance(3)	27,892		41,838
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	3,105,818	(4)	3,927,825	(5)	4,778,127	7,033,644	7,033,644

	Total Benefit Amount	3,468,624		6,936,157		4,778,127	7,033,644	7,033,644
Anshooman Aga	Cash Severance	100,474	(1)	1,153,458	(2)
	Healthcare and Other Insurance(3)	27,674		41,511
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	99,153	(4)	416,312	(5)	297,460	515,465	515,465

	Total Benefit Amount	227,301		1,617,281		297,460	515,465	515,465
Matthew J. Cole	Cash Severance	135,406	(1)	1,294,268	(2)
	Healthcare and Other Insurance(3)	29,578		44,367
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	742,699	(4)	852,932	(5)	1,112,844	1,595,631	1,595,631

	Total Benefit Amount	907,683		2,197,567		1,112,844	1,595,631	1,595,631
David H. Buss	Cash Severance	102,926	(1)	1,356,350	(2)
	Healthcare and Other Insurance(3)	–		–
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	447,407	(4)	753,876	(5)	777,909	1,201,283	1,201,283

		550,333		2,116,226		777,909	1,201,283	1,201,283
Michael R. Twyman	Cash Severance	109,362	(1)	1,357,884	(2)
	Healthcare and Other Insurance(3)	26,371		39,557
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	762,764	(4)	889,165	(5)	1,093,266	1,651,928	1,651,928

	Total Benefit Amount	898,497		2,292,605		1,093,266	1,651,928	1,651,928

(1)
In the event of an NEO's termination by the Company without cause, an NEO will be entitled to a number of weeks of base pay determined in accordance with the terms of our Severance Policy, payable in a lump sum. As of September 30, 2018, the NEOs would have been entitled to receive the following number of weeks of base pay under the terms of our Severance Policy: Mr. Feldmann, 20 weeks; Mr. Aga, 12 weeks; Admiral Buss, 12 weeks, Mr. Cole, 15 weeks; and Mr. Twyman, 12 weeks.

(2)
In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to receive a monthly amount for 24 months computed as the immediately preceding five fiscal years' monthly average of salary and bonus for such NEO in accordance with the terms of our Protection Plan, payable in 24 equal monthly installments. As of September 30, 2017, the aggregate cash severance payable under the Protection Plan for each of our NEOs was as follows: Mr. Feldmann, $2,625,580; Mr. Aga, $1,052,984; Mr. Cole, $1,158,862; Admiral Buss, $1,253,424; and Mr. Twyman, $1,248,522. The foregoing severance benefits would be paid to an NEO in addition to any amounts payable under the Company's Severance Policy, as described above, in the event his employment was terminated without cause. The amounts in this column assume that an NEO was terminated without cause on September 30, 2018, and that a change in control occurred on such date. Accordingly, the amounts payable to each NEO under both the Severance Policy and the Protection Plan are included in this column under the heading "Cash Severance."

(3)
In the event of an NEO's termination by the Company without cause, an NEO will be entitled to medical and dental coverage at the Company's expense for up to 12 months in accordance with the terms of our Severance Policy. The amounts in this column represent 12 months of continued medical and dental coverage for the NEOs. In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to continue for 18 months his participation in those welfare plans of the Company in which such NEO participated at the time of termination. The amounts in this column represent 18 months of continued medical and dental insurance. In unusual cases moving of household goods may also be reimbursed by the Company. Such amounts cannot be determined at this time.

(4)
In the event of an NEO's involuntary termination without cause or resignation for good reason, the NEO will vest in his or her performance-based RSUs on actual performance for the three-year performance period, with the resulting performance-based RSUs prorated for the portion of the performance period that elapsed prior to the date of such termination. With respect to the performance-based vesting RSUs that were scheduled to vest based on the three-year performance period that ended on September 30, 2018, the table reflects the value of the target number of RSUs pursuant to such awards and no proration has been applied since the assumed date of termination is the last day of the performance period. However, with respect to the performance-based RSUs that were scheduled to vest based upon the three-year performance period that ended on September 30, 2018, the actual

34    CUBIC CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  performance was less than the threshold performance; consequently, none of such RSU's ultimately vested. With respect to the performance-based vesting RSUs for which the three-year performance period had not expired on September 30, 2018, the table reflects the value of the "target" number of RSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination.

(5)
In the event of an NEO's involuntary termination without cause or resignation for good reason, in each case within 12 months following a change in control, the NEO will vest in all of his or her outstanding time-based RSUs.

(6)
Upon the occurrence of a change in control, the NEOs will vest in the "target" number of shares subject to their outstanding performance-based RSUs.

(7)
Upon the occurrence of an NEO's death, the NEO will vest in (a) all of his or her outstanding time-based RSUs, plus (b) the "target" number of shares subject to his outstanding performance-based RSUs prorated for the portion of the performance period that elapsed prior to the date of death.

(8)
Upon the occurrence of an NEO's termination of employment as a result of his disability, the NEO will vest in (a) all of his or her outstanding time-based RSUs, plus (b) the NEO will remain eligible to vest in his or her performance-based RSUs on actual performance for the three-year performance period, with the resulting performance-based RSUs prorated for the portion of the performance period that elapsed prior to the date of such termination. The table reflects the value of the "target" number of RSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination.

Transition Agreement with David H. Buss

Effective October 1, 2018, as part of his transition to retirement, Admiral Buss stepped down from his position as President, Cubic Global Defense. Admiral Buss will remain in a part-time role with the Company as Senior Strategic Advisor, CGD and Senior Vice President, Cubic Corporation. Following this transition, Mr. Buss will receive an hourly rate of $216.06, his annual target bonus opportunity will be 35% of his base compensation and he will continue to be eligible to vest in his outstanding equity awards during his continued employment with the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to the Company's equity compensation plans in effect as of the end of fiscal year 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders	694,472	–	536,067	(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	697,472	–	536,067	(1)

(1)
Includes 525,658 shares remaining available for issuance under our Employee Stock Purchase Plan as of the end of fiscal year 2018, all of which were eligible to be issued with respect to the then-current purchase period that ended on January 1, 2019, pursuant to the terms of our Employee Stock Purchase Plan.

CUBIC CORPORATION – 2019 Proxy Statement        35

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Related Persons

The Charter of our Executive Compensation Committee requires it to review and approve the compensation of any persons related to any director or executive officer. As a practical matter the Committee will also review any non-compensation transactions between the Company and its directors, senior officers and their relatives.

Consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

Each director and executive officer completes an annual questionnaire to identify related interests and persons.

There have been no transactions since the beginning of fiscal year 2018 which were determined by the Committee to be with "related persons".

36    CUBIC CORPORATION – 2019 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely on a review of SEC Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2018, and written representations received from our directors and officers, no director, officer or beneficial owner of more than 10% of the Common Stock of the Company failed to file on a timely basis during fiscal year 2018 the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

PROPOSAL 3: APPROVE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CUBIC CORPORATION

The Board Unanimously Recommends That You Vote "FOR" Each of These Proposals

After careful consideration and upon the recommendation of the Nominating and Corporate Governance Committee, our Board voted to approve, and to recommend to our shareholders that they approve, amendments to our Amended and Restated Certificate of Incorporation, as amended (our "Certificate") to:

(a)
eliminate the supermajority voting requirements for certain business combinations;
(b)
eliminate the supermajority voting requirements for the Board to amend our Bylaws to change the authorized number of directors;
(c)
eliminate the supermajority voting requirements for shareholders to amend our Bylaws; and
(d)
eliminate the supermajority voting requirements for amendments to certain provisions of our Certificate.

The Board recognizes that views regarding good corporate governance practices evolve and that the elimination of supermajority voting requirements enjoys the support of many institutional shareholders and key proxy advisory firms. Many investors and commentators view supermajority provisions as limiting a Board's accountability to shareholders and the ability of shareholders to effectively participate in corporate governance. The Board is also aware of the view that a majority vote should be all that is necessary to effect certain changes in a board or to take other shareholder actions. Additionally, the Board is aware that some supermajority voting requirements, whether they apply to the Board or to shareholders, can be cumbersome and stand in the way of needed and desired changes.

To implement these changes, the Board has unanimously adopted resolutions to amend or remove these provisions of our Certificate and to make certain technical and conforming changes. The Board is recommending that shareholders approve these amendments at the Annual Meeting. The proposed amendments to our Certificate are described below. A form of Amended and Restated Certificate of Incorporation, marked to reflect the changes contemplated by Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d), including technical and conforming changes (and giving effect to the prior amendment to our Certificate), is attached to this Proxy Statement as Appendix A. This summary of the proposed amendments to our Certificate (and the following discussion relating to Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d)) is qualified in its entirety by reference to Appendix A. None of Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d) are conditioned on the approval of the other proposals, so a negative outcome on one proposal will not affect the outcome of the other proposals. If any of these proposed amendments to our Certificate are approved at the Annual Meeting, we will file an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State following the Annual Meeting to incorporate the approved amendments, at which point the approved amendments will become effective. Our Board reserves the right, at any time prior to the effectiveness of the filing of the proposed Amended and Restated Certificate of Incorporation, to abandon the proposed amendments

Vote Required

With respect to each of Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d) below, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all outstanding shares of voting stock of the Company entitled to vote at the meeting is required to approve each Proposal. For each of Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d) you will have the option to vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the Proposal. Abstentions and broker non-votes, if any, will have the same effect as shares voted against each of Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d).

CUBIC CORPORATION – 2019 Proxy Statement        37

PROPOSAL 3: APPROVE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CUBIC CORPORATION

PROPOSAL 3(A) – ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS FOR CERTAIN BUSINESS COMBINATIONS

The Board Unanimously Recommends That You Vote "FOR" This Proposal

General

We are asking you to approve an amendment to our Certificate, the effect of which would be to eliminate the supermajority voting requirement to approve certain business combinations identified in the Certificate.

The Certificate currently provides that, unless such action is approved by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the Company's common stock or the Board had previously approved a memorandum of understanding with the potential business combination partner, the Company may not enter into any of the following business combinations:

•
a merger or consolidation of the Company with any other corporation or business entity;

•
the sale, exchange, lease transfer or other disposition of 60% or more of the Company's assets or business to any other corporation or business entity;

•
the issuance or transfer by the Company or any of our subsidiaries of 50% or more of the Company's voting securities pursuant to certain agreements for any combination of cash, assets or securities; and

•
any agreement or contract between the Company and any other person, corporation or business entity to do any of the above.

If the proposed amendment is approved and adopted by the shareholders, then Article 7 of the Certificate will be deleted and any business combination would be subject to the approval of the requisite number of shareholders required under the Delaware General Corporation Law. Additionally, if the proposed amendment is approved and adopted, the applicable technical and conforming changes shown in Appendix A hereto will also be made.

Purpose of the Amendment

After evaluation, the Board has determined that while the current voting requirement imposed by the Certificate is designed to incentivize potential business combination partners to first contact the Board so that it can evaluate and negotiate such opportunities in advance, the Board recognizes that there are different perspectives on this matter and compelling arguments for the elimination of supermajority voting requirements to engage in certain business combination transactions. After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate and recommended that the shareholders adopt these amendments by voting in favor of this proposal.

If our shareholders do not approve this proposal, then the business combinations covered by the Certificate will continue to require the approval of no less than 66 2/3% of the total outstanding common stock of the Company.

PROPOSAL 3(B) – ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS FOR THE BOARD TO AMEND OUR BYLAWS TO CHANGE THE AUTHORIZED NUMBER OF DIRECTORS

The Board Unanimously Recommends That You Vote "FOR" This Proposal

General

We are asking you to approve an amendment to our Certificate, the effect of which would be to eliminate the supermajority voting requirement for the Board to amend our Bylaws to increase or reduce the number of authorized directors on the Board.

The Certificate currently provides that the Board may not amend our Bylaws to increase or reduce the authorized number of directors on the Board unless not less than two-thirds (2/3rds) of the then authorized number of directors approve such a resolution. If the proposed amendment is approved and adopted by the shareholders, the relevant voting requirement for the Board would no longer be required to obtain two-thirds (2/3rds) of the then authorized number of directors to make any amendment to our Bylaws; the Board could amend our Bylaws by a majority vote.

Purpose of the Amendment

After evaluation, the Board has determined that the supermajority requirement imposed by the Certificate to increase or reduce the authorized number of directors is not necessary. Currently our Bylaws do not set a specific number of authorized directors on the Board and instead provide that the size of the Board shall be fixed from time to time by resolution passed by the Board. Additionally, the supermajority voting requirement is potentially burdensome on the Company because it would require a higher voting threshold to amend specific portions of our Bylaws even if there were unfilled vacancies on the Board. For example, if the Bylaws provided for the number of authorized directors to be set at nine, an affirmative vote of at least six directors would be required to amend that provision of the Bylaws, even if there were multiple unfilled vacancies and/or fewer than six directors then serving on the Board.

If our shareholders do not approve this proposal, our Board will continue to need the approval of not less than two-thirds (2/3) of the then authorized number of directors to increase or reduce the authorized number of directors that may serve of the Board.

38    CUBIC CORPORATION – 2019 Proxy Statement

PROPOSAL 3: APPROVE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CUBIC CORPORATION

PROPOSAL 3(C) – ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS FOR SHAREHOLDERS TO AMEND OUR BYLAWS

The Board Unanimously Recommends That You Vote "FOR" This Proposal

General

We are asking you to approve an amendment to our Certificate, the effect of which would be to eliminate the supermajority voting requirement to make, repeal, alter or amend our Bylaws.

The Certificate currently provides that shareholders may not make, repeal, alter or amend our Bylaws unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding shares of voting stock of the Company. If the proposed amendment is approved and adopted by the shareholders, the relevant voting requirement to amend, alter or repeal the Bylaws in the future would be a majority of the voting power of all outstanding shares of voting stock of the Company.

Purpose of the Amendment

After evaluation, the Board has determined that while the current voting requirement imposed by the Certificate is designed to ensure that interests of all shareholders are fully protected, the Board recognizes that there are different perspectives on this matter and compelling arguments for the elimination of supermajority voting requirements to amend a company's bylaws, including growing sentiment that the elimination of such a provision provides shareholders greater ability to participate in the corporate governance of a company. The Board has also determined that an increasing number of companies are beginning to view such a voting requirement as overly burdensome. After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate and recommended that the shareholders adopt these amendments by voting in favor of this proposal.

If our shareholders do not approve this proposal, amendment, alteration or repeal of provisions of our Bylaws will continue to require the approval of no less than 66 2/3% of the total voting power of all outstanding shares of voting stock of the Company.

PROPOSAL 3(D) – ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS FOR AMENDMENTS TO CERTAIN PROVISIONS OF OUR CERTIFICATE

The Board Unanimously Recommends That You Vote "FOR" This Proposal

General

We are asking you to approve an amendment to our Certificate, the effect of which would be to eliminate supermajority voting requirements for approval of amendments to certain provisions of our Certificate.

The Certificate currently requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of voting stock of the Company to repeal or amend the following provisions of our Certificate:

•
provisions governing the approval of certain business combinations (Article 7);

•
provisions which prohibit shareholder action by written consent (Article 8);

•
provisions related to the ability to call special meetings of the shareholders (Article 9);

•
provisions governing the approval of amendments to the Bylaws (Article 10); and

•
provisions governing the approval of amendments to the Certificate (Article 11).

If the proposed amendment is approved and adopted by the shareholders, the relevant voting requirement to approve amendments to such provisions of our Certificate in the future would be a majority of the total voting power of all outstanding shares of voting stock of the

Company. If Proposal 3(a) is approved and adopted by the shareholders then reference to the deleted provision governing the approval of certain business combinations will be deleted, regardless of whether this Proposal 3(d) is approved.

Purpose of the Amendment

After evaluation, the Board has determined that, while the current supermajority voting requirements imposed by the Certificate are designed to ensure that interests of all shareholders are fully protected, the Board recognizes that there are different perspectives on this matter and compelling arguments for the elimination of supermajority voting requirements to amend a company's amended and restated certificate of incorporation, including growing sentiment that the elimination of such a provision provides shareholders greater ability to participate in the corporate governance of a company. The Board has also determined that an increasing number of companies are beginning to view such a voting requirement as overly burdensome. After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate and recommended that the shareholders adopt these amendments by voting in favor of this proposal.

If our shareholders do not approve this proposal, amendment or repeal of the provisions of our Certificate referenced above will continue to require the approval of at least 66 2/3% of the total voting power of all outstanding shares of voting stock of the Company.

CUBIC CORPORATION – 2019 Proxy Statement        39

PROPOSAL 4:
APPROVE THE AMENDMENT AND RESTATEMENT
OF THE CUBIC CORPORATION 2015 INCENTIVE
AWARD PLAN

The Board Unanimously Recommends That You Vote "FOR" This Proposal

We are requesting that our shareholders approve an amendment and restatement of our 2015 Incentive Award Plan, as amended (the "Restated Plan"). The existing 2015 Incentive Award Plan is referred to herein as the "Existing Plan. "In December 2018, our Board approved the Restated Plan, subject to shareholder approval. The Restated Plan will be effective as of the date on which our shareholders approve the Restated Plan. If the Restated Plan is not approved by our shareholders, the Restated Plan will not become effective, the Existing Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Description of Proposed Amendments

•
Increase in Share Reserve.  We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all shareholders. If our shareholders approve the Restated Plan, an additional 1,200,000 shares will be reserved for issuance under the Restated Plan over the existing share reserve under the Existing Plan.

Under the Existing Plan, the number of shares reserved for issuance is the sum of:

•
1,325,000 shares of our common stock; plus

•
One share for each share subject to a stock award that was outstanding under our 2005 Equity Incentive Plan (the "2005 Plan") as of the effective date of the Existing Plan that subsequently expires, is forfeited or is settled in cash. A maximum of an additional 607,852 shares (representing the number of shares subject to stock awards under the 2005 Plan as of November 15, 2014) could become available for future issuance under the Existing Plan in respect of outstanding stock awards under the 2005 Plan. As of December 14, 2018, a total of 258,268 shares of our common stock have been added to the share reserve under the Existing Plan since its effectiveness due to expired or forfeited 2005 Plan awards.

As of December 14, 2018, a total of 1,583,268 shares of our common stock were reserved under the Existing Plan (which number includes the 258,268 shares that have been added to the share reserve under the Existing Plan since its effectiveness due to expired or forfeited 2005 Plan awards), the aggregate number of shares of common stock subject to awards under the Existing Plan was 694,933 (with performance awards counted assuming "target" performance) and a total of 403,578 shares of common stock remained available under the Existing Plan for future issuance (with performance awards counted assuming "target" performance, which number drops to 64,947 shares remaining available for issuance under the Existing Plan if performance awards are counted assuming "maximum" performance).

All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading "Adjustments" and "Corporate Transactions."
•
Extension of Term.  The term of the Restated Plan will be extended through December 2028.

•
Other Amendments.  The Restated Plan makes certain changes to the Existing Plan intended to reflect compensation and governance best practices or to conform the plan to our current practices as follows:

•
Increase of ISO Limit.  The Restated Plan provides that in no event may more than 2,783,268 shares be issued upon exercise of incentive stock options, or ISOs, under the Restated Plan. The foregoing share number may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the headings "Adjustments" and "Corporate Transactions."

•
Limitations on Dividend and Dividend Equivalent Payments on Unvested Awards.  The Restated Plan provides that dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or stock appreciation rights ("SARs").

•
Removal of 162(m) Provisions.  Section 162(m) of the Internal Revenue Code (the "Code"), prior to the Tax Cuts and Jobs Act of 2017 (the "TJCA"), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal. Awards granted prior to November 2, 2017 may be grandfathered under the old law subject to certain limited transition relief.

The Restated Plan retains the same individual annual award limits that were in effect under the Existing Plan. Specifically, the maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the Restated Plan during any calendar year cannot exceed 1,325,000 shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000. In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director pursuant to the Restated Plan during any calendar year for services as a non-employee director cannot exceed 100,000 shares. The foregoing share number may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the headings "Adjustments" and "Corporate Transactions."

40    CUBIC CORPORATION – 2019 Proxy Statement

PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Shareholder Value Creation

Our Existing Plan is the only equity plan pursuant to which we may grant equity awards to our directors, employees and consultants (other than our Employee Stock Purchase Plan (our "ESPP")), and we believe that the adoption of the Restated Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals. As of December 14, 2018, 582 of our 5,797 employees had received grants of equity awards and all 8 of our Independent Directors had received grants of equity awards. We have not historically granted equity awards to our consultants (of which we had approximately 1,040 as of December 14, 2018).

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under the Existing Plan and the ESPP, each at December 14, 2018, and the proposed increase in shares authorized for issuance under the Restated Plan.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)

2005 Equity Incentive Plan
Time-based restricted stock units outstanding	3,960	0.01%	$223,304
Performance-based restricted stock units outstanding	–	–	–
Shares available for grant under the 2005 Equity Incentive Plan	–	–	–
Existing 2015 Incentive Award Plan
Options outstanding	–	–	–
Time-based restricted stock units outstanding	410,300	1.32%	$23,136,817
Performance-based restricted stock units outstanding(3)	284,633	0.91%	$16,050,455
Shares available for grant under the existing 2015 Incentive Award Plan(4)	403,578	1.30%	$22,757,763
Employee Stock Purchase Plan
Shares available for grant under the Employee Stock Purchase Plan	525,658	1.69%	$29,641,855
Restated Plan
Proposed increase in shares available for issuance under Restated Plan (over existing share reserve under Existing Plan)	1,200,000	3.85%	$67,668,000

(1)
Based on 31,132,991 shares of Cubic common stock outstanding as of December 14, 2018.

(2)
Based on the closing price of Cubic common stock on December 14, 2018 of $56.39 per share.

(3)
Performance awards are included at "target" levels. Performance awards granted prior to fiscal year 2019 may be eligible to vest in up to 200% of the "target" award levels at "maximum" performance. Performance awards granted during fiscal year 2019 may be eligible to vest in up to 250% of the "target" award levels at "maximum" performance. The number of performance-based restricted stock units outstanding as of December 14, 2018 assuming "maximum" performance is 623,264.

(4)
Shares remaining available for issuance under the Existing Plan calculated assuming performance awards are counted against the share reserve at "target" levels. If performance awards are counted against the share reserve assuming "maximum" performance, only 64,947 shares remained available for issuance under the Existing Plan as of December 14, 2018.

In determining whether to approve the Restated Plan, including whether to increase the share reserve under the Restated Plan over the share reserve under the Existing Plan, our Board of Directors considered the input of Radford Aon Hewitt ("Radford"), the Executive Compensation Committee's independent compensation consultant, and the following:

•
The shares to be initially reserved for issuance under the Restated Plan represents an increase of 1,200,000 shares from the aggregate number of shares reserved for issuance under the Existing Plan.

•
In determining the size of the share reserve under the Restated Plan over the existing share reserve under the Existing Plan, our Board of Directors considered the number of equity awards granted by our company during the past three calendar years. In fiscal years 2016, 2017 and 2018, equity awards representing a total of approximately 174,975 shares, 185,303 shares, and 166,082 shares, respectively, were granted under the Existing Plan, for an annual equity burn rate of 0.65%, 0.68% and 0.61%, respectively (with performance awards counted assuming "target" performance for this purpose). This level of equity awards represents a 3-year average burn rate of 0.65% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.
•
In fiscal years 2016, 2017 and 2018, the number of stock options and time-vesting restricted stock units granted and the number of performance-based restricted stock units earned, was as follows:

	2018	2017	2016

Stock Options/SARs granted	–	–	–
Time-based RSUs granted	166,082	185,303	174,975
Performance-based RSUs earned	–	5,996	10,884

•
We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately two to three years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

CUBIC CORPORATION – 2019 Proxy Statement        41

PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

•
In fiscal years 2016, 2017 and 2018, the end of year overhang rate was 5.69%, 5.12% and 4.55%, respectively. If the Restated Plan is approved, we expect our overhang at the end of fiscal year 2019 will be approximately 8.4% (excluding the 525,658 million shares that were available for issuance under the ESPP as of December 14, 2018 and assuming no terminations or forfeitures of shares and giving effect to shares intended to vest pursuant to their terms in fiscal year 2018). If the shares available for issuance under the ESPP are included, we expect our overhang at the end of fiscal year 2019 will be approximately 10.1%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•
Radford's analysis, which was based on generally accepted evaluation methodologies used by proxy advisory firms, that the number of shares to be reserved under the Restated Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Other Key Features of the Restated Plan

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our company and aligns the interests of our employees with the interests of our shareholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

•
No Increase to Shares Available for Issuance without Shareholder Approval.  Without shareholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•
No Automatic Vesting for Awards.  The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control (other than in connection with the non-assumption of awards).

•
No Repricing of Awards.  Awards may not be repriced, replaced or regranted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
Limitations on Dividend Payments on Unvested Awards.  Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

•
Limitations on Grants.  The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the Restated Plan during any calendar year cannot exceed 1,325,000 shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000. In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director pursuant to the Restated Plan during any calendar year for services as a non-employee director cannot exceed 100,000 shares.

•
No In-the-Money Option or Stock Appreciation Right Grants.  The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•
Reasonable Share Counting Provisions.  In general, when awards granted under the Restated Plan are forfeited, expire or are settled in cash, or when the shares subject to a restricted stock award are forfeited by the holder or repurchased by us at a price not greater than the price originally paid by the participant, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the Restated Plan: shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options; and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

•
Independent Administration.  The Executive Compensation Committee of our Board, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by shareholders. The full Board will administer the Restated Plan with respect to awards granted to non-employee directors. The Executive Compensation Committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (2) have been delegated authority to grant, amend or administer awards under the Restated Plan.

Shareholder Approval Requirement

In general, shareholder approval of the Restated Plan is necessary in order for us to (1) meet the shareholder approval requirements of the principal securities market on which shares of our common stock are traded, and (2) grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code.

Summary of the Restated Plan

This section summarizes certain principal features of the Restated Plan. The summary is qualified in its entirety by reference to the complete text of the Restated Plan. Shareholders are urged to read the actual text of the Restated Plan in its entirety, which is set forth in Appendix B to this proxy statement.

42    CUBIC CORPORATION – 2019 Proxy Statement

PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

Authorized Shares.    The Restated Plan authorizes the issuance of 2,783,268 shares of our common stock, representing an increase of 1,200,000 shares over the existing share reserve under the Existing Plan. In no event will more than 2,783,268 shares of our common stock be issuable pursuant to ISOs under the Restated Plan.

If any award under the Restated Plan is forfeited, expires or is settled in cash, then the shares subject to such award may be used again for future grants of awards under the Restated Plan. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option granted under the Restated Plan or any tax withholding obligation with respect to an award granted under the Restated Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options granted under the Restated Plan, will not be added to the shares authorized for grant under the Restated Plan. Shares forfeited by a participant or repurchased by us at a price not greater than the price originally paid by the participant will also again be available for awards under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Restated Plan.

To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the Company or any of its subsidiaries that was approved by shareholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the Restated Plan.

Plan Administration.    The Executive Compensation Committee of our Board will administer the Restated Plan (except with respect to any award granted to non-employee directors, which must be administered by our full Board). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the members of the Executive Compensation Committee must each be a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act, and, with respect to awards that are intended to be performance-based compensation for purposes of Section 162(m) of the Code, an "outside director" for purposes of Section 162(m). In addition, to the extent required by applicable law, each member of the Executive Compensation Committee (or another committee or subcommittee of the Board assuming the functions of the Executive Compensation Committee under the Restated Plan shall be an "independent director" under the rules of any securities exchange on which the shares of our common stock are listed. Subject to the terms and conditions of the Restated Plan, our Executive Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. Our Executive Compensation Committee is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. Our Board may at any time revest in itself the authority to administer the Restated Plan.

Eligibility.    Options, SARs, restricted stock and other awards under the Restated Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of December 14, 2018, there were eight non-employee directors and 5,797 employees who would have been eligible for awards under the Restated Plan had it been in effect on such date. Although the Restated Plan permits the plan administrator to make grants to the approximately

1,040 consultants of the Company (as of December 14, 2018), the Company as a general practice has not in the past granted awards from the Existing Plan to consultants.

The maximum aggregate number of shares that may be subject to one or more awards granted to any participant, other than a non-employee director, under the Restated Plan during any calendar year cannot exceed 1,325,000 shares. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000. In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any non-employee director pursuant to the Restated Plan during any calendar year for services as a non-employee director cannot exceed 100,000 shares.

Awards.    The Restated Plan provides that our Executive Compensation Committee (or the Board, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments and performance awards, or any combination thereof. Our Executive Compensation Committee (or the Board, in the case of awards to non-employee directors) will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•
Nonqualified stock options, or NQSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of our Executive Compensation Committee or our Board, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant's continued employment or service with us and/or subject to the satisfaction of performance targets established by our Executive Compensation Committee (or our Board, in the case of awards to non-employee directors). NQSOs may be granted for any term (up to ten years from the date of grant) specified by our Executive Compensation Committee (or our Board, in the case of awards to non-employee directors). The closing price per share of Cubic common stock on December 14, 2018 was $56.39 per share.

•
ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant.

•
Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our Executive Compensation Committee (or our Board, in the case of awards to non-employee directors). Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until the restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights prior to the time

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PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

when the restrictions lapse. Dividends may not be paid on restricted stock awards subject to vesting conditions unless and until such conditions are met.

•
Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or performance criteria established by our Executive Compensation Committee (or our Board, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting prior to the time when vesting conditions are satisfied.

•
A SAR entitles its holder, upon exercise of all or a portion of the SAR, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the SAR from the fair market value at the time of exercise of the SAR by the number of shares with respect to which the SAR has been exercised, subject to any limitations imposed by the Executive Compensation Committee (or our Board, in the case of awards to non-employee directors). The exercise or base price per share subject to a SAR will be set by the Executive Compensation Committee (or our Board, in the case of awards to non-employee directors), but may not be less than 100% of the fair market value of a share of common stock on the date the SAR is granted. The Executive Compensation Committee (or our Board, in the case of awards to non-employee directors) determines the period during which the right to exercise the SAR vests in the holder, but in no event may a SAR have a term extending beyond the tenth anniversary of the date of grant. Payment pursuant to SAR awards may be in cash, shares, or a combination of both, as determined by the Executive Compensation Committee (or our Board, in the case of awards to non-employee directors).

•
Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be paid on stock options or SARs.

•
Performance awards may be granted in the form of cash awards, stock awards or other performance or incentive awards that are paid in cash, shares or a combination of cash and shares. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Executive Compensation Committee (or our Board, in the case of awards to non-employee directors), in each case on a specified date or dates or over any period or periods determined by the plan administrator. Performance awards may be payable upon the attainment of pre-established performance goals based on one or more of the performance criteria listed below, or other specific criteria determined by the Executive Compensation Committee (or our Board, in the case of awards to non-employee directors). The goals are established and evaluated by the plan administrator and may relate to performance over any periods as determined by the Executive Compensation Committee (or our Board, in the case of awards to non-employee directors).

•
Stock payments may be authorized by our Executive Compensation Committee (or our Board, in the case of awards to non-employee directors) in the form of common stock or an option or other right to purchase common stock as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any part of compensation, that would otherwise be payable to employees, consultants or members of our Board.

Tax Withholding.    The Restated Plan permits the Executive Compensation Committee to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Transferability of Awards.    Unless the administrator provides otherwise, our Restated Plan generally does not allow for the transfer of awards and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Performance Criteria.    Under the Restated Plan, the Executive Compensation Committee may grant awards that are paid, vest or become exercisable upon the attainment of performance criteria, which may include, but are not limited to, one or more of the following business criteria, each of which may be measured with respect to our performance or the performance of a division, business unit or an individual: (1) net earnings (either before or after one or more of (a) interest, (b) taxes, (c) depreciation, (d) amortization, (e) goodwill impairment charges, and (f) non-cash equity-based compensation expense), (2) gross or net sales or revenue, (3) net income (either before or after taxes), (4) adjusted net income, (5) operating earnings or profit, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) return on assets, (8) return on capital, (9) return on shareholders' equity, (10) total shareholder return, (11) return on sales, (12) gross or net profit or operating margin, (13) costs, (14) expenses, (15) working capital, (16) earnings per share, (17) adjusted earnings per share, (18) price per share, (19) implementation or completion of critical projects, (20) market share, (21) economic value, (22) comparisons with various stock market indices, (23) capital raised in financing transactions or other financing milestones, (24) shareholders' equity, (25) market recognition (including, but not limited to, awards and analyst ratings), (26) financial ratios, (27) return on invested capital, (28) asset turnover, and (29) implementation, completion or attainment of objectively determinable objectives relating to commercial or strategic milestones or developments. These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Executive Compensation Committee shall select the performance criteria for each performance award for purposes of establishing the performance goal or performance goals applicable to such performance award for the designated performance period. With regard to a particular performance period, the Executive Compensation Committee will have the discretion to select the length of the performance period.

The Executive Compensation Committee may provide that one or more adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include, but are not limited to, one or more of the following: (1) items related to a change in accounting principle, (2) items relating to financing activities, (3) expenses for restructuring or productivity initiatives, (4) other non-operating items, (5) items related to acquisitions, (6) items attributable to the business operations of any entity acquired by us during the performance period, (7) items related to the disposal of a business or segment of a business, (8) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards, (9) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, (10) any other items of significant income or expense which are determined to be appropriate adjustments, (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets, (13) items that are outside the scope of our core, on-going business activities, (14) items relating to changes in tax laws, (15) items relating to asset impairment charges, (16) items relating to gains and losses for litigation, arbitration or

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PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

contractual settlements, or (17) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Forfeiture, Recoupment and Clawback Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the Executive Compensation Committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments.    If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to shareholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the plan administrator may make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated Plan (including, but not limited to, adjustments of the number of shares available under the Restated Plan, the maximum number of shares that may be issued pursuant to ISOs under the Restated Plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the Restated Plan during any calendar year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards under the Restated Plan. If there is any equity restructuring, the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted. Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as "qualified performance-based compensation" will be made consistent with the requirements of Section 162(m) of the Code. The plan administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions.    In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan shall, to the extent held by a participant who has not experienced a termination of service prior to the date of such change in control, be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change in control is generally defined as:

•
a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of our securities outstanding immediately after such acquisition;
•
during any two-year period, individuals who, at the beginning of such period, constitute our Board together with any new director(s) whose election by our Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board;

•
our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale or other disposition of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

  •
  which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least 50% of the combined voting power of the successor entity's outstanding voting securities immediately after the transaction; and

  •
  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction; or

•
a liquidation or dissolution of our company.

Amendment and Termination; Repricing Without Shareholder Approval Prohibited.    Our Board and our Executive Compensation Committee have the authority to amend, suspend or terminate the Restated Plan at any time. However, shareholder approval of any amendment to the Restated Plan will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule. Additionally, shareholder approval is required to (1) increase the maximum number of shares that may be issued under the Restated Plan, (2) increase the limits imposed on the maximum number of shares that may be issued to any individual under the Restated Plan during any calendar year or the limit on the maximum number of shares that may be issued pursuant to ISOs under the Restated Plan, (3) reduce the per-share exercise price of the shares subject to any option or SAR, and (4) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. Except as necessary to comply with Section 409A of the Code, no amendment, suspension or termination of the Restated Plan will impair the rights or obligations of a holder under an award theretofore granted, unless such award expressly so provides or such holder consents. If not earlier terminated by our Board or the Executive Compensation Committee, the Restated Plan will continue until the tenth anniversary of the date of the Board's initial adoption of the Restated Plan. As a result, no awards may be granted under the Restated Plan after December 18, 2028.

Securities Laws.    The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

CUBIC CORPORATION – 2019 Proxy Statement        45

PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

Federal Income Tax Consequences

The material federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the Restated Plan. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

Stock Options and Stock Appreciation Rights.    A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an ISO as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as ISOs as well as options that are not intended to so qualify; however, ISOs may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an ISO when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant's tax basis in the shares.

Upon exercising an ISO, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of ISO shares, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of ISO shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a SAR, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant's tax basis in the shares.

Restricted Stock and Restricted Stock Units.    A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the settlement of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant's tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a "risk of forfeiture" (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Cash-Based Awards.    A Restated Plan participant will generally not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant's tax basis in the shares.

Section 409A of the Code.    Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards

46    CUBIC CORPORATION – 2019 Proxy Statement

PROPOSAL 4: APPROVE THE AMENDMENT AND RESTATEMENT OF THE CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Section 162(m) Limitation.    In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. Prior to the TCJA, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as "performance-

based" under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Certain awards under the Existing Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the Existing Plan or the Restated Plan.

New Plan Benefits

The following table sets forth the awards granted to the individuals and groups identified below under the Existing Plan since its inception through December 14, 2018 that remained outstanding as of such date. No awards have been granted to date under the Restated Plan as it does not become effective until shareholder approval.

Name and Position	Number of Options	Number of Restricted Stock Units(1)

Bradley H. Feldmann	–	142,167
Chairman, President and Chief Executive Officer
Anshooman Aga	–	23,802
Executive Vice President, Chief Financial Officer
David H. Buss	–	16,356
Senior Strategic Advisor, Cubic Global Defense and Senior Vice President, Corporate and Former Senior Vice President, Cubic Corporation and President, Cubic Global Defense
Matthew J. Cole	–	28,835
Senior Vice President, Cubic Corporation and President, Cubic Transportation Systems
Michael R. Twyman	–	27,546
Senior Vice President, Cubic Corporation and President, Cubic Mission Solutions
All executive officers as a group (8 persons)	–	269,132
All non-executive directors as a group (8 persons)	–	21,118
Each nominee for election as a director (9 persons)	–	163,285
Each associate of any of any such directors, executive officers or nominees (0 persons)	–	–
Each other person who received or is to receive 5% of such options, warrants or rights (0 persons)	–	–
All non-executive employees as a group (5,789 persons)	–	408,643

(1)
Performance awards are included at "target." Performance awards granted prior to fiscal year 2019 may be eligible to vest in up to 200% of the "target" award levels at "maximum" performance. Performance awards granted during fiscal year 2019 may be eligible to vest in up to 250% of the "target" award levels at "maximum" performance.

All other future grants under the Restated Plan are within the discretion of our Board of Directors or the Executive Compensation Committee and the benefits of such grants are, therefore, not determinable.

CUBIC CORPORATION – 2019 Proxy Statement        47

PROPOSAL 5: CONFIRMATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS

The Board Recommends That You Vote "FOR" This Proposal

Ernst & Young LLP has audited the Company's books and records since 1959 and continues as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2019. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit and Compliance Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and
Services

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP, our independent auditor, for 2018 and 2017:

	Fees $
Services Rendered	2018	2017

Audit Fees(1)	4,988,000	5,069,000
Audit-Related Fees(2)	136,000	102,000
Tax Fees(3)	172,000	259,000
All Other Fees(4)	5,000	3,000

(1)
For professional services rendered for the audits of our 2018 and 2017 annual financial statements, the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q, statutory audits of foreign subsidiaries, consultation on accounting matters during fiscal years 2018 and 2017. The audit fees for 2018 are estimated. The final amount of the fees for those services may vary from the estimate provided.

(2)
These fees included due diligence procedures.

(3)
These fees were primarily for foreign tax compliance and consulting.

(4)
These fees were for EY-online services.

Other Matters

The Audit and Compliance Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Committee's members, but the decision must be reported to the full Committee at its next scheduled meeting. During fiscal years 2018 and 2017 the Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

48    CUBIC CORPORATION – 2019 Proxy Statement

DEADLINE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS

Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the Company's annual meeting of shareholders expected to be held in 2020 must be received by the Corporate Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September              , 2019, unless the date of the 2020 annual meeting of shareholders is changed by more than 30 days from the anniversary of the Company's 2019 annual meeting, in which case the deadline for such proposals will be a reasonable time before the Company begins to print and send its proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally,

a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting (i.e., not earlier than October 21, 2019 and not later than November 20, 2019 for the 2020 annual meeting of shareholders), provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting, or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. The bylaws specify the requirements as to form and substance of such shareholder notice. Details of such provisions of the bylaws may be obtained by any shareholder from the Secretary of the Company.

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended September 30, 2018 will be sent to shareholders of record on or about January              , 2019. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of the Company's common stock on the record date may request a copy of the

Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary.

SHAREHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and Annual Report to households at which two or more shareholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Company's proxy statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and Annual Reports for each shareholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or Annual Report without charge by sending a written request to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary. The Company will promptly send additional copies of the proxy statement or Annual Report upon receipt of such request. Shareholders sharing an address that are receiving multiple copies of the proxy statement or Annual Report can request delivery of a single copy of the proxy statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to Cubic Corporation at the address above.

CUBIC CORPORATION – 2019 Proxy Statement        49

OTHER MATTERS

The expense of preparing, printing and mailing the proxy materials and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

James R. Edwards

Secretary

January     , 2019

50    CUBIC CORPORATION – 2019 Proxy Statement

APPENDIX A: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CUBIC CORPORATION

PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION, AS AMENDED

The following language shows the changes to our Amended and Restated Certificate of Incorporation, as amended, that would result from the proposed amendments set forth in Proposal 3 if each of Proposal 3(a), Proposal 3(b), Proposal 3(c) and Proposal 3(d) is approved, with deletions indicated by strikethroughs and additions indicated by underlining:

* * *

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CUBIC CORPORATION

Cubic Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Cubic Corporation.

SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 13, 1984.

THIRD: The Amended and Restated Certificate of Incorporation of said corporation, as amended by that certain Certificate of Amendment of Amended and Restated Certificate of Incorporation dated as of February 23, 2016, shall be amended and restated to read in full as follows:

1.    The name of the corporation is Cubic Corporation.

2.    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

4.    The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 55,000,000, of which 50,000,000 shares shall be Common Stock, without par value (the "Common Stock"), and 5,000,000 shares shall be Preferred Stock, without par value (the "Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of any or all of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

5.    The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of Directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of Directors constituting the Board of Directors. Each Director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

6.    Elections of Directors need not be by written ballot unless required by the Bylaws of the corporation.

CUBIC CORPORATION – 2019 Proxy Statement        A-1

APPENDIX A: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CUBIC CORPORATION

~~7.    The affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding Common Stock of this corporation shall be required for the approval, adoption or authorization of a business combination (as hereinafter defined) and no business combination shall be entered into without such affirmative vote.~~

~~As used in this Article 7, the term "business combination" means:~~

~~(a)~~	~~The merger of this corporation into, or its consolidation with, any other corporation, person or business entity;~~
~~(b)~~	~~The merger of any other corporation, person or business entity into, or its consolidation with this corporation;~~
~~(c)~~	~~the sale, exchange, lease transfer, or other disposition by this corporation of sixty percent (60%) or more of its assets or business to any other corporation, person or business entity;~~
~~(d)~~
~~The issuance or transfer at any one time by this corporation, or by any subsidiary of this corporation, of fifty percent (50%) or more of voting securities issued pursuant to a stock option, purchase, bonus performance unit or other plan or agreement for natural persons who are directors, employees, consultants, and/or agents of this corporation and/or a subsidiary thereof to any other corporation, person or business entity in exchange for cash, assets, or securities or any combination thereof; or~~
~~(e)~~
~~any agreement, contract or other arrangement between this corporation and any other corporation, person or business entity providing for any of the transactions described in clauses (a), (b), (c), or (d) immediately preceding this clause (e).~~

~~The provisions of the Article 7, shall not apply to any transaction described in this Article 7, (i) if the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation, person or business entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or business entity became an owner of five percent (5%) of the outstanding Common Stock of this corporation, or (ii) to any corporation, person or business entity which is an owner of five percent (5%) of the outstanding Common Stock of this corporation at the time of adoption of this Article 7.~~

~~The affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding Common Stock of this corporation shall be required for the amendment of all or any part of this Article 7.~~

~~8~~7.    No action shall be taken by the ~~Shareholders~~Stockholders except at an annual or special meeting of ~~Shareholders~~Stockholders.

~~9~~8.    Special meetings of the ~~Shareholders~~Stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the corporation, include the power to call such meetings, but such Special meetings may not be called by any other person or persons.

~~10~~9.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of this corporation~~, but any Bylaw amendment by the Board of Directors increasing or reducing the authorized number of Directors shall require a resolution adopted by the affirmative vote of not less than two-thirds (2/3rds) of the then authorized number of Directors~~. Bylaws shall not be made, repealed, altered, amended or rescinded by the ~~Shareholders~~Stockholders of the corporation except by the vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the corporation.

~~11~~10.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on ~~Shareholders~~Stockholders herein are granted subject to this reservation.

Notwithstanding the foregoing, the provisions set forth in Articles 7, 8, 9~~, 10~~ and this Article 10~~11~~ may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than ~~66 2/3%~~a majority of the total voting power of all outstanding shares of voting stock of this corporation.

~~12~~11.    Subject to the rights of the holders of any series of Preferred Stock that may come into existence from time to time, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of Directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such Director's successor shall have been elected and qualified.

~~13~~12.    No action shall be taken by the stockholders of the corporation by written consent.

~~14~~13.    Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

~~15~~14.    No Director shall be personally liable to the ~~Corporation~~corporation or its Stockholders for monetary damages for any breach of fiduciary duty by such Director, as a Director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit.

No amendment to, or repeal of, this Article shall apply to, or have any effect on, the liability or alleged liability of any Director of the corporation for, or with respect to, any acts or omissions of such Director, occurring prior to such amendment.

* * * *

FOURTH: This Amended and Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors.

FIFTH: This Amended and Restated Certificate of Incorporation has been duly adopted and approved by written consent of the stockholders in accordance with sections 245 and 242 of the DGCL.

A-2    CUBIC CORPORATION – 2019 Proxy Statement

APPENDIX B: AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

PROPOSED AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

The following language shows the proposed Amended and Restated Cubic Corporation 2015 Incentive Award Plan:

CUBIC CORPORATION

2015 INCENTIVE AWARD PLAN

(As Amended and Restated Effective February 18, 2019)

ARTICLE 1.

PURPOSE

The purpose of the Cubic Corporation 2015 Incentive Award Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Cubic Corporation, a Delaware corporation (the "Company"), by linking the individual interests of the members of the Board, Employees, and Consultants to those of the Company's stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company's stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. This Plan constitutes an amendment and restatement of the Cubic Corporation 2015 Incentive Award Plan originally adopted by the Board on December 14, 2014, and approved by the Company's stockholders on February 24, 2015 (the "Original Plan"). This amended and restated Plan shall be effective on the Restatement Effective Date (as defined below).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2    "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

2.3    "Applicable Law" shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4    "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

2.5    "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6    "Board" shall mean the Board of Directors of the Company.

2.7    "Cause" shall mean (a) the Administrator's determination that the Participant failed to substantially perform the Participant's duties (other than any such failure resulting from the Participant's Disability); (b) the Administrator's determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant's immediate supervisor; (c) the Participant's conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Participant's unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant's duties and responsibilities; or (e) the Participant's commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company of any of its Subsidiaries. Notwithstanding the foregoing, if the Participant is a party to a

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written employment or consulting agreement with the Company (or its Subsidiary) in which the term "cause" is defined, then "Cause" shall be as such term is defined in the applicable written employment or consulting agreement.

2.8    "Change in Control" shall mean and includes each of the following:

(a)
A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or
(b)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
  (i)
  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and
  (ii)
  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)
The liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10    "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 12.1.

2.11    "Common Stock" shall mean the common stock of the Company.

2.12    "Company" shall have the meaning set forth in Article 1.

2.13    "Consultant" shall mean any consultant or advisor engaged to provide services to the Company or any Subsidiary who qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14    "Director" shall mean a member of the Board, as constituted from time to time.

2.15    "Disability" shall mean that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Participant shall be deemed to have incurred a Disability if the Participant is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company; provided that the definition of "disability" applied under such disability insurance program complies with the requirements of this definition.

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2.16    "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.17    "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18    "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.19    "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.20    "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.21    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22    "Expiration Date" shall have the meaning given to such term in Section 13.1.

2.23    "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

(a)
If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(b)
If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, its Fair Market Value shall be established by the Administrator in good faith.

2.24    "Good Reason" shall mean (a) a change in the Participant's position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant's authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Participant's level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Participant's place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Participant) without the Participant's consent. Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company (or its Subsidiary) in which the term "good reason" is defined, then "Good Reason" shall be as such term is defined in the applicable written employment or consulting agreement.

2.25    "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26    "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27    "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

2.28    "Non-Employee Director Compensation Program" shall have the meaning set forth in Section 4.6.

2.29    "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

2.30    "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.31    "Option Term" shall have the meaning set forth in Section 6.6.

2.32    "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33    "Participant" shall mean a person who has been granted an Award pursuant to the Plan.

2.34    "Performance Award" shall mean a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.35    "Performance-Based Compensation" shall mean any compensation granted under the Plan prior to November 2, 2017 that is intended to qualify as "performance-based compensation' as described in Section 162(m)(4)(C) of the Code prior to its repeal.

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2.36    "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)
The Performance Criteria that shall be used to establish Performance Goals shall be determined by the Administrator. Such criteria may include, but are not limited to, one or more of the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) goodwill impairment charges and (F) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) earnings per Share; (xvii) adjusted earnings per Share; (xviii) price per Share; (xix) implementation or completion of critical projects; (xx) market share; (xxi) economic value; (xxii) comparisons with various stock market indices; (xxiii) capital raised in financing transactions or other financing milestones; (xxiv) stockholders' equity; (xxv) market recognition (including but not limited to awards and analyst ratings); (xxvi) financial ratios; (xxvii) return on invested capital; (xxviii) asset turnover; or (xxix) implementation, completion or attainment of objectively determinable objectives relating to commercial or strategic milestones or developments; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)
The Administrator, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.

2.37    "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

2.38    "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, an Award.

2.39    "Performance Stock Unit" shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

2.40    "Permitted Transferee" shall mean, with respect to a Participant, any "family member" of the Participant, as defined in the instructions to Form S-8 under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.41    "Plan" shall have the meaning set forth in Article 1.

2.42    "Restatement Effective Date" shall mean the date this amended and restated Plan is approved by the stockholders of the Company.

2.43    "Restricted Stock" shall mean an award of Shares made under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.44    "Restricted Stock Unit" shall mean a contractual right awarded under Article 8 to receive in the future a Share or the cash value of a Share.

2.45    "Securities Act" shall mean the Securities Act of 1933, as amended.

2.46    "Shares" shall mean shares of Common Stock.

2.47    "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 10.

2.48    "Stock Appreciation Right Term" shall have the meaning set forth in Section 10.4.

2.49    "Stock Payment" shall mean a payment in the form of Shares awarded under Section 9.3.

2.50    "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.51    "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

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2.52    "Termination of Service" shall mean:

(a)
As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)
As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)
As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant's employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)
Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 2,783,268 Shares. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed an aggregate of 2,783,268 Shares, subject to adjustment pursuant to Section 13.2.
(b)
If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares forfeited by the Participant or repurchased by the Company under Section 7.4 at a price not greater than the price originally paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)
To the extent permitted by Applicable Law, and except as may be required by reason of Section 422 of the Code, Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, grants of Awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed, and such grants shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2    Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3    Limitation on Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person other than a Non-Employee Director during any calendar year shall be 1,325,000, and (b) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards initially payable in cash shall be $10,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the share limitations contained in Sections 3.1 and 3.3. Notwithstanding

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APPENDIX B: AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

the foregoing, and subject to Section 13.2, no Non-Employee Director shall be granted Awards under the Plan for services as a Non-Employee Director for any calendar year covering more than 100,000 Shares.

ARTICLE 4.

GRANTING OF AWARDs

4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Participant's Termination of Service, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Employment; Voluntary Participation.    Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5    Foreign Holders.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6    Non-Employee Director Awards.    The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the "Non-Employee Director Compensation Program"), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards (subject to the limits of the Plan), the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Program may be modified by the Administrator from time to time in its sole discretion.

4.7    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

Notwithstanding any other provision of the Plan or any Award, with respect to any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify. In addition, any Award which is intended to continue to qualify as Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Administrator determines necessary for such Award to continue to so qualify. To the extent permitted by Applicable Law, and the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

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 ARTICLE 6.

OPTIONS

6.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2    Option Exercise Price.    The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.3    Option Vesting.

(a)
The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.
(b)
No portion of an Option which is unexercisable at a Participant's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement evidencing the grant of an Option or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Participant's Termination of Service shall automatically expire 30 days following such Termination of Service.

6.4    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option.
(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.
(c)
In the event that the Option shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator.
(d)
Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

6.5    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless otherwise determined by the Administrator and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

6.6    Option Term.    The term of each Option (the "Option Term") shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than 10 years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 6.6, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.

6.7    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.8    Notification Regarding Disposition.    The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is

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modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such Shares to such Participant.

6.9    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

ARTICLE 7.

RESTRICTED STOCK

7.1    Award of Restricted Stock.

(a)
The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)
The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

7.2    Rights as Stockholders.    Subject to Section 7.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock subject to vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3    Restrictions.    All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless otherwise determined by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (a) if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant's death, retirement or disability, any other specified Termination of Service or any other event, the Participant's rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

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ARTICLE 8.

RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2    Purchase Price.    The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.3    Vesting of Restricted Stock Units.    At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant's duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.4    Maturity and Payment.    At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator and set forth in any applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.5    No Rights as a Stockholder.    Unless otherwise determined by the Administrator, a Participant of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Participant pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

9.1    Performance Awards.

(a)
The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards of cash bonuses or other cash awards determined in the Administrator's discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to the attainment of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.
(b)
Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

9.2    Dividend Equivalents.

(a)
Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.
(b)
Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3    Stock Payments.    The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Participant of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Participant. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

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9.4    Purchase Price.    The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1    Grant of Stock Appreciation Rights.

(a)
The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
(b)
A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in clause (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c)
Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

10.2    Stock Appreciation Right Vesting.

(a)
The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator, and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.
(b)
No portion of a Stock Appreciation Right which is unexercisable at a Participant's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Participant's Termination of Service shall automatically expire 30 days following such Termination of Service.

10.3    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right.
(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.
(c)
In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator.
(d)
Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

10.4    Stock Appreciation Right Term.    The term of each Stock Appreciation Right (the "Stock Appreciation Right Term") shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant, and may amend, subject to Section 13.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

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10.5    Payment.    Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on the Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1    Payment.    The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2    Tax Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Participant with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 11.1 above. Without limiting the foregoing, the Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered may not exceed the number of Shares which have a fair market value on the date of withholding or surrender equal to the aggregate amount of such tax withholding liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America) and, to the extent such Shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company's earnings for financial reporting purposes; provided, that, such shares shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3    Transferability of Awards.

(a)
Except as otherwise provided in Section 11.3(b):
  (i)
  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
  (ii)
  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
  (iii)
  During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to such Participant under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the Award Agreement, be exercised by the Participant's personal representative or by any person empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.
(b)
Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

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(c)
Notwithstanding Section 11.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant's spouse or domestic partner, as applicable, as the Participant's beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written or electronic consent of the Participant's spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is filed with the Administrator prior to the Participant's death.

11.4    Conditions to Issuance of Shares.

(a)
Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)
All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)
The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)
No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)
Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5    Forfeiture and Claw-Back Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)
(i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause; and
(b)
All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6    Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

B-12    CUBIC CORPORATION – 2019 Proxy Statement

APPENDIX B: AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

ARTICLE 12.

ADMINISTRATION

12.1    Administrator.    The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action and, unless otherwise determined by the Board, shall consist solely of two or more members of the Board appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms "Administrator" and "Committee" as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6. Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as Performance-Based Compensation within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more "outside directors" within the meaning of Section 162(m) of the Code.

12.2    Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not impaired by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 11.5, Section 13.2 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3    Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4    Authority of Administrator.    Subject to the Company's Bylaws, the Committee's Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)
Designate Eligible Individuals to receive Awards;
(b)
Determine the type or types of Awards to be granted to Eligible Individuals;
(c)
Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)
Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)
Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)
Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)
Decide all other matters that must be determined in connection with an Award;
(h)
Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)
Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;
(j)
Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

CUBIC CORPORATION – 2019 Proxy Statement        B-13

APPENDIX B: AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

(k)
Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.

12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

12.6    Delegation of Authority.    To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan, or the individual Award limits imposed in Section 3.3, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6. Except as provided in Section 11.5, Section 13.2 or Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award (including any Incentive Stock Option) be granted under the Plan after December 18, 2028 (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan, and the individual Award limitations in Section 3.3); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m)(4)(c) of the Code prior to its repeal unless otherwise determined by the Administrator.
(b)
In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, including, without limitation, a Change in Control, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
  (i)
  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested;
  (ii)
  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;

B-14    CUBIC CORPORATION – 2019 Proxy Statement

APPENDIX B: AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

  (iii)
  To make adjustments in the number and type of shares of the Company's stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
  (iv)
  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
  (v)
  To provide that the Award cannot vest, be exercised or become payable after such event.
(c)
In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 13.2(a) and 13.2(b):
  (i)
  The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted by the Administrator; and/or
  (ii)
  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan, and the individual Award limitations in Section 3.3).

  The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)
In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator shall cause all or any portion of such Award to the extent held by a Participant who has not experienced a Termination of Service prior to the date of such Change in Control to become fully vested and/or exercisable and/or payable immediately prior to the consummation of such transaction and all forfeiture restrictions on all or any portion of such Award to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.
(e)
For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(f)
The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(g)
With respect to Awards that are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(h)
The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(i)
No action shall be taken under this Section 13.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.
(j)
In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3    Approval of Plan by Stockholders.    This amended and restated Plan shall be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's adoption of this amended and restated Plan. If this amended and restated Plan is not approved by the Company's stockholders, this amended and restated Plan shall not become effective and the Original Plan shall continue in full force and effect in accordance with its terms.

CUBIC CORPORATION – 2019 Proxy Statement        B-15

APPENDIX B: AMENDED AND RESTATED CUBIC CORPORATION 2015 INCENTIVE AWARD PLAN

13.4    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code (including Department of Treasury guidance as may be issued after the Restatement Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder and thereby avoid the application of any penalty taxes under such Section.

13.11    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.12    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13    Indemnification.    To the extent allowable pursuant to Applicable Law and the Company's charter and bylaws, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

B-16    CUBIC CORPORATION – 2019 Proxy Statement

CUBIC CORPORATION ATTN: INVESTOR RELATIONS P.O. BOX 85587 SAN DIEGO, CA 92186

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 17, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 17, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E54548-P15626	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CUBIC CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	☐	☐	☐

Nominees:

01) Prithviraj Banerjee	06) Janice M. Hamby
02) Bruce G. Blakley	07) David F. Melcher
03) Maureen Breakiron-Evans	08) Steven J. Norris
04) Bradley H. Feldmann	09) John H. Warner, Jr.
05) Edwin A. Guiles

The Board of Directors recommends you vote FOR proposals 2, 3a., 3b., 3c., 3d., 4 and 5.	For	Against	Abstain		For	Against	Abstain

2. To consider and vote upon, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐	3d. To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for amendments to certain provisions of the Certificate.	☐	☐	☐

3a.   To consider and vote upon amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate the supermajority voting requirements for certain business combinations.

	☐	☐	☐	4. To consider and vote upon the amendment and restatement of the Cubic Corporation 2015 Incentive Award Plan.	☐	☐	☐

3b.   To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for the Board of Directors to amend the Company’s Bylaws to change the authorized number of directors.

	☐	☐	☐	5. To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for Fiscal Year 2019.	☐	☐	☐
3c. To consider and vote upon amendments to the Certificate to eliminate the supermajority voting requirements for shareholders to amend the Company’s Bylaws.	☐	☐	☐	NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Annual Meeting Admission Ticket
Cubic Corporation

Annual Meeting of Shareholders

Cubic Corporation Headquarters

9333 Balboa Avenue

San Diego, CA 92123

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E54549-P15626

CUBIC CORPORATION Annual Meeting of Shareholders February 18, 2019 11:30 AM, PST This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley H. Feldmann and Anshooman Aga, and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in his discretion on any other matter that may properly come before the meeting, all of the shares of Common Stock of CUBIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM, PST on February 18, 2019, at 9333 Balboa Avenue, San Diego, CA 92123, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the shareholder(s) and in the discretion of the proxies upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side